UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_______________________
SCHEDULE 14A
Proxy Statement pursuant to Section 14(a)
of the Securities Exchange Act of 1934
_______________________

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Pluralsight, Inc.

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Pluralsight, Inc.
182 North Union Avenue
Farmington, Utah 84025

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held at 10:30 a.m. Mountain Time on Tuesday, April 30, 2019

Dear Stockholders of Pluralsight, Inc.:

The 2019 annual meeting of stockholders (the “Annual Meeting”) of Pluralsight, Inc. (the “Company”), a Delaware corporation, will be held on Tuesday, April 30, 2019 at 10:30 a.m. Mountain Time at 172 East Promontory, Suite 300, Farmington, Utah 84025, for the following purposes, as more fully described in the accompanying proxy statement:

(1)
To elect as Class I directors the three nominees named in the accompanying proxy statement to serve until our 2022 annual meeting of stockholders and until their respective successors are duly elected and qualified, subject to earlier resignation or removal;

(2)	To ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2019; and

(3)	To transact other business that may properly come before the annual meeting or any adjournments or postponements thereof.

Our board of directors (the “Board”) has fixed the close of business on Monday, March 4, 2019 as the record date for the Annual Meeting. Only stockholders of record on March 4, 2019 are entitled to notice of, and to vote at, the Annual Meeting. Further information regarding voting rights and the matters to be voted upon is presented in the accompanying proxy statement.

On or about March 14, 2019, we expect to mail to our stockholders a Notice of Internet Availability of Proxy Materials (the “Notice”) containing instructions on how to access our proxy statement and our 2018 annual report. This Notice provides instructions on how to vote via the Internet or by telephone and includes instructions on how to receive a paper copy of our proxy materials by mail. The proxy statement and our 2018 annual report can be accessed directly at the following Internet address: www.proxydocs.com/PS.

YOUR VOTE IS IMPORTANT. Whether or not you plan to attend the Annual Meeting, we urge you to submit your vote via the Internet, telephone or mail.

We appreciate your continued support of Pluralsight, Inc. and look forward to either greeting you personally at the Annual Meeting or receiving your proxy.

By order of the Board of Directors

Aaron Skonnard
Co-Founder, Chief Executive Officer and Director
Farmington, Utah
March 14, 2019

PLURALSIGHT, INC.

PROXY STATEMENT
FOR THE 2019 ANNUAL MEETING OF STOCKHOLDERS
To be held at 10:30 a.m. Mountain Time on Tuesday, April 30, 2019

This proxy statement and the enclosed form of proxy are furnished in connection with the solicitation of proxies by our board of directors for use at the 2019 annual meeting of stockholders of Pluralsight, Inc., a Delaware corporation, and any postponements or adjournments thereof (the “Annual Meeting”). The Annual Meeting will be held on Tuesday, April 30, 2019, at 10:30 a.m. Mountain Time at 172 East Promontory, Suite 300, Farmington, Utah 84025. The Notice Regarding the Internet Availability of Proxy Materials (the “Notice”) containing instructions on how to access the proxy materials and our 2018 annual report is first being sent or given on or about March 14, 2019, to all stockholders entitled to notice of and to vote at the Annual Meeting. The proxy materials and our 2018 annual report can be accessed by following the instructions in the Notice of Internet Availability as well as online at our Investor Relations website at http://investors.pluralsight.com.

The information provided in the “question and answer” format below is for your convenience only and is merely a summary of the information contained in this proxy statement. You should read this entire proxy statement carefully. Information contained on, or that can be accessed through, our website is not intended to be incorporated by reference into this proxy statement and references to our website address in this proxy statement are inactive textual references only.

What proposals am I voting on?

You will be voting on:

•
the election of the three Class I directors named in this proxy statement to hold office until our 2022 annual meeting of stockholders and until their respective successors are duly elected and qualified;

•	the ratification of the appointment of PricewaterhouseCoopers LLP (“PwC”) as our independent registered public accounting firm for our fiscal year ending December 31, 2019; and

•	any other business as may properly come before the Annual Meeting.

How does the board of directors recommend that I vote?

Our board of directors recommends that you vote your shares:

•	“FOR” each of the three nominees for Class I director named in this proxy statement; and

•	“FOR” ratification of the appointment of PwC as our independent registered public accounting firm for our fiscal year ending December 31, 2019.

What happens if additional matters are presented at the Annual Meeting?

If any other matters are properly presented for consideration at the Annual Meeting, including, among other things, consideration of a motion to adjourn the Annual Meeting to another time or place, the persons named as proxy holders, James Budge and Matthew Forkner, or either of them, will have discretion to vote on those matters in accordance with his or their best judgment. We do not currently anticipate that any other matters will be raised at the 2019 Annual Meeting.

Who is entitled to vote at the annual meeting?

Holders of our common stock as of the close of business on March 4, 2019 (the “Record Date”), are entitled to vote at the Annual Meeting. As of the Record Date, there were 138,295,970 shares of our common stock issued and outstanding, of which 74,304,512 shares of Class A common stock are issued and outstanding, 49,348,529 shares of Class B common stock are issued and outstanding, and 14,642,929 shares of Class C common stock are issued and outstanding. Each share of Class A common stock is entitled to one vote for each share held as of the Record Date; each share of Class B common stock is entitled to one vote for each share held as of the Record Date; and each share of Class C common stock is entitled to ten votes for each share held as of the Record Date. Stockholders are not permitted to cumulate votes with respect to the election of directors.

Unless otherwise indicated, we refer to our Class A common stock, Class B common stock and Class C common stock collectively as our common stock.

Registered Stockholders. If, at the close of business on the Record Date for the Annual Meeting, shares of our common stock were registered directly in your name with our transfer agent, American Stock Transfer & Company, LLC (“AST”), then you are considered a stockholder of record with respect to those shares. As a stockholder of record, you have the right to grant your voting proxy directly to the individuals listed on the proxy card, to vote in person at the Annual Meeting, or by Internet or by telephone, or, if you received paper copies of the proxy materials by mail, by mail by following the instructions on the proxy card or voting instruction card.

Street Name Stockholders. If, at the close of business on the Record Date for the Annual Meeting, shares of our common stock were held, not in your name, but rather in an account at a brokerage firm, bank or other nominee, then you are the beneficial owner of shares held in “street name” and the Notice of Internet Availability is being forwarded to you by that organization. The organization holding your account is considered the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct your broker, bank or other nominee regarding how to vote the shares in your account by following the voting instructions your broker, bank or other nominee provides. You are also invited to attend the Annual Meeting. However, since you are not the stockholder of record, you may not vote your shares in person at the Annual Meeting unless you obtain a legal proxy from your broker, bank or other nominee. If you request a printed copy of our proxy materials by mail, your broker or nominee will provide a voting instruction card for you to use. Throughout this proxy, we refer to stockholders who hold their shares through a broker, bank or other nominee as “street name stockholders.”

How can I vote my shares?

If you are a stockholder of record, you may vote in one of the following ways:

•	You may vote by written ballot at the Annual Meeting.

•
You may vote by mail. To vote by mail, complete, sign and date the proxy card that accompanies this proxy statement and return it promptly in the postage-prepaid envelope provided (if you received printed proxy materials). Your completed, signed and dated proxy card must be received prior to the Annual Meeting.

•
You may vote by toll-free telephone at 1-855-666-8935 (have your Notice of Internet Availability or proxy card available when you call). You will be asked to provide the control number from your Notice of Internet Availability or proxy card.

•
You may vote via the Internet. To vote via the Internet, go to www.proxypush.com/PS to complete an electronic proxy card (have your Notice of Internet Availability or proxy card in hand when you visit the website). You will be asked to provide the control number from your Notice of Internet Availability or proxy card.

If you are a street name stockholder, you will receive voting instructions from your broker, bank or other nominee. You must follow the voting instructions provided by your broker, bank or other nominee in order to instruct your broker, bank or other nominee on how to vote your shares. Street name stockholders should generally be able to vote by returning the voting instruction card to their broker, bank or other nominee, or by telephone or via the Internet. However, the availability of telephone or Internet voting will depend on the voting process of your broker, bank or other nominee. As discussed above, if you are a street name stockholder, you may not vote your shares in person at the Annual Meeting unless you obtain a legal proxy from your broker, bank or other nominee.

Can I change my vote or revoke my proxy?

Yes. If you are a stockholder of record, you can change your vote or revoke your proxy any time before the Annual Meeting by:

•	entering a new vote by telephone or via the Internet (until the applicable deadline for each method as set forth above);

•	returning a later-dated proxy card (which automatically revokes the earlier proxy);

•
providing a written notice of revocation prior to the Annual Meeting to our corporate secretary at our principal executive offices as follows: Pluralsight, Inc., 182 North Union Avenue, Farmington, Utah 84025, Attn: Corporate Secretary; or

•	completing a written ballot at the Annual Meeting.

If you are a street name stockholder, you must contact the broker, bank or other nominee holding your shares and follow their instructions to change your vote or revoke your proxy.

Why did I receive a notice in the mail regarding the Internet availability of the proxy materials instead of a paper copy of the full set of proxy materials?

In accordance with the rules of the Securities and Exchange Commission (“SEC”), we have elected to distribute our proxy materials, including the notice of annual meeting of stockholders, this proxy statement and our 2018 annual report, primarily via the Internet. As a result, we are mailing to our stockholders a Notice of Internet Availability instead of a paper copy of the proxy materials. The Notice of Internet Availability containing instructions on how to access our proxy materials is first being mailed on or about March 14, 2019 to all stockholders entitled to vote at the Annual Meeting. The Notice of Internet Availability contains instructions on how to access our proxy materials on the Internet, how to vote on the proposals, how to request printed copies of the proxy materials and 2018 annual report, and how to request to receive all future proxy materials in printed form by mail or electronically by e-mail. We encourage stockholders to take advantage of the availability of the proxy materials on the Internet to help reduce our costs and the environmental impact of our annual meetings.

What is the effect of giving a proxy?

Proxies are solicited by and on behalf of our board of directors. The persons named in the proxy, James Budge, our Chief Financial Officer, and Matthew Forkner, our General Counsel and Secretary, have been designated as proxies for the Annual Meeting by our board of directors. When proxies are properly dated, executed and returned, the shares represented by such proxies will be voted at the Annual Meeting in accordance with the instruction of the stockholder on such proxy. If no specific instructions are given, however, the shares will be voted in accordance with the recommendations of our board of directors on the proposals as described above.

What is the quorum requirement for the annual meeting?

A quorum is the minimum number of shares required to be present or represented at the annual meeting for the meeting to be properly held under our amended and restated bylaws and Delaware law. The presence, in person or represented by proxy, of a majority of the voting power of our stock issued and outstanding and entitled to vote at the Annual Meeting will constitute a quorum to transact business at the Annual Meeting. Abstentions, “WITHHOLD” votes, and “broker non-votes” are counted as present and entitled to vote for purposes of determining a quorum. If there is no quorum, the chairman of the meeting may adjourn the meeting to another time or place.

What are broker non-votes?

Broker non-votes occur when a street name stockholder does not give instructions to the broker, bank or other nominee, as applicable, as to how to vote on matters deemed “non-routine” and there is at least one “routine” matter to be voted upon at the annual meeting. Generally, if shares are held in “street name,” the street name stockholder is entitled to give voting instructions to the broker, bank or other nominee holding the shares. If the beneficial owner does not provide voting instructions, the broker, bank or other nominee can still vote the shares with respect to matters that are considered to be “routine,” but not with respect to “non-routine” matters. In the event that a broker, bank or other nominee votes shares on the “routine” matters, but does not vote shares on the “non-routine” matters, those shares will be treated as broker non-votes with respect to the “non-routine” proposals. Accordingly, if you own shares through a nominee, such as a broker or bank, please be sure to instruct your nominee how to vote to ensure that your vote is counted on each of the proposals.

What matters are considered “routine” and “non-routine”?

The ratification of the appointment of PwC as our independent registered public accounting firm for our fiscal year ending December 31, 2019 (Proposal No. 2) is considered “routine” under applicable federal securities rules. The election of Class I directors (Proposal No. 1) is considered “non-routine” under applicable federal securities rules.

What are the effects of abstentions and broker non-votes?

An abstention represents a stockholder’s affirmative choice to decline to vote on a proposal. If a stockholder indicates on its proxy card that it wishes to abstain from voting its shares, or if a broker, bank or other nominee causes abstentions to be recorded for shares, these shares will be considered present and entitled to vote at the Annual Meeting. As a result, abstentions will be counted for purposes of determining the presence or absence of a quorum and will also count as votes against a proposal in cases where approval of the proposal requires the affirmative vote of a majority of the voting power of the shares present or represented by proxy and entitled to vote at the Annual Meeting (Proposal No. 2). However, because the outcome of Proposal No. 1 (election of directors) will be determined by a plurality vote, you may only vote “FOR” or “WITHHOLD” and abstentions will have no impact on the outcome of such proposal as long as a quorum exists.

Broker non-votes will be counted for purposes of calculating whether a quorum is present at the Annual Meeting but will not be counted for purposes of determining the number of votes cast on a proposal. Therefore, a broker non-vote will make a quorum more readily attainable but will not otherwise affect the outcome of the vote on any of the proposals.

What is the voting requirement to approve each of the proposals?

Proposal No. 1: The election of Class I directors requires a plurality of the voting power of the shares present or represented by proxy at the Annual Meeting and entitled to vote on the election of directors. This means that the three nominees for Class I director receiving the highest number of “FOR” votes will be elected as Class I directors. You may vote (i) “FOR” for each director nominee or (ii) “WITHHOLD” for each director nominee. Because the outcome of this proposal will be determined by a plurality vote, shares voted “WITHHOLD” will not prevent a director nominee from being elected as a director. Broker non-votes will not affect the outcome of voting on this proposal.

Proposal No. 2: The ratification of the appointment of PwC requires the affirmative vote of a majority of the voting power of the shares present or represented by proxy at the annual meeting and entitled to vote. You may vote “FOR,” “AGAINST,” or “ABSTAIN” on this proposal. Abstentions will count towards the quorum requirement for the annual meeting and will have the same effect as a vote against the proposal. Broker non-votes will not affect the outcome of voting on this proposal.

Is my vote confidential?

Proxy instructions, ballots and voting tabulations identifying individual stockholders are handled in a manner that protects your voting privacy. Your vote will not be disclosed either to Pluralsight, Inc. or to third parties, except as necessary to meet applicable legal requirements, to allow for the tabulation of votes and certification of the vote or to facilitate a successful proxy solicitation.

What if I do not specify how my shares are to be voted or fail to provide timely directions to my broker, bank or other nominee?

Registered Stockholder. If you are a stockholder of record and you submit a proxy but you do not provide voting instructions, your shares will be voted:

•	“FOR” each of the three nominees for Class I director named in this proxy statement; and

•	“FOR” the ratification of the appointment of PwC as our independent registered public accounting firm for our fiscal year ending December 31, 2019.

In addition, if any other matters are properly brought before the Annual Meeting, the persons named as proxies will be authorized to vote or otherwise act on those matters in accordance with their judgment.

Street Name Stockholder. Brokers, banks and other nominees holding shares of common stock in “street name” for customers are generally required to vote such shares in the manner directed by their customers. In the absence of timely directions, your broker, bank or other nominee will have discretion to vote your shares on our sole “routine” matter, Proposal No. 2 (ratification of the appointment of PwC). Absent direction from you, however, your broker, bank or other nominee will not have the discretion to vote on Proposal No. 1 relating to the election of directors.

How can I contact Pluralsight’s transfer agent?

You may contact our transfer agent, AST, by telephone at (800) 937-5449 (toll-free for United States residents), or by email at info@amstock.com. Materials may be mailed to AST at:

American Stock Transfer & Trust Company, LLC
6201 15th Avenue
Brooklyn, NY 11219

How can I attend the annual meeting?

Space for the Annual Meeting is limited. Therefore, admission will be on a first-come, first-served basis. Registration will open at 9:00 a.m. Mountain Time and the Annual Meeting will begin at 10:30 a.m. Mountain Time.

On the day of the meeting, each stockholder will be required to present a valid picture identification such as a driver’s license or passport with their admission ticket and you may be denied admission if you do not. Use of cameras, recording devices, computers and other personal electronic devices will not be permitted at the Annual Meeting. Photography and video are prohibited at the Annual Meeting.

Please allow ample time for check-in. Parking is limited. Please consider using public transportation. Persons will be subject to search.

How are proxies solicited for the annual meeting and who is paying for such solicitation?

Our board of directors is soliciting proxies for use at the Annual Meeting by means of the proxy materials. We will bear the entire cost of proxy solicitation, including the preparation, assembly, printing, mailing and distribution of the proxy materials. Copies of solicitation materials will also be made available upon request to brokers, banks and other nominees to forward to the beneficial owners of the shares held of record by such brokers, banks or other nominees. The original solicitation of proxies may be supplemented by solicitation by telephone, electronic communication, or other means by our directors, officers or employees. No additional compensation will be paid to these individuals for any such services, although we may reimburse such individuals for their reasonable out-of-pocket expenses in connection with such solicitation. We do not plan to retain a proxy solicitor to assist in the solicitation of proxies.

If you choose to access the proxy materials and/or vote over the Internet, you are responsible for Internet access charges you may incur. If you choose to vote by telephone, you are responsible for telephone charges you may incur.

Where can I find the voting results of the annual meeting?

We will announce preliminary voting results at the annual meeting. We will also disclose voting results on a Current Report on Form 8-K filed with the SEC within four business days after the annual meeting. If final voting results are not available to us in time to file a Current Report on Form 8-K within four business days after the annual meeting, we will file a Current Report on Form 8-K to publish preliminary results and, within four business days after final results are known, file an additional Current Report on Form 8-K to publish the final results.

What does it mean if I receive more than one Notice of Internet Availability or more than one set of printed materials?

If you receive more than one Notice of Internet Availability or more than one set of printed materials, your shares may be registered in more than one name or your shares are registered in different accounts. Please follow the voting instructions on each Notice of Internet Availability or each set of printed materials, as applicable, to ensure that all of your shares are voted.

I share an address with another stockholder, and we received only one paper copy of the proxy materials. How may I obtain an additional copy of the proxy materials?

We have adopted an SEC-approved procedure called “householding,” under which we can deliver a single copy of the Notice of Internet Availability and, if applicable, the proxy materials and annual report, to multiple stockholders who share the same address unless we receive contrary instructions from one or more of the stockholders. This procedure reduces our printing and mailing costs. Stockholders who participate in householding will continue to be able to access and receive separate proxy cards. Upon written or oral request, we will deliver promptly a separate copy of the Notice of Internet Availability and, if applicable, the proxy materials and annual report, to any stockholder at a shared address to which we delivered a single copy of any of these documents. To receive a separate copy, or, if you are receiving multiple copies, to request that we only send a single copy of next year’s proxy materials and annual report, you may contact us as follows:

Pluralsight, Inc.
Attention: Investor Relations
182 North Union Avenue
Farmington, Utah 84025
Tel: (801) 784-9007

Stockholders who hold shares in street name may contact their broker, bank or other nominee to request information about householding.

Is there a list of stockholders entitled to vote at the annual meeting?

The names of stockholders of record entitled to vote at the annual meeting will be available from our Corporate Secretary for a period of at least ten days prior to the meeting for any purpose germane to the annual meeting, between the hours of 9:00 a.m. and 4:30 p.m., Mountain Standard Time, at our corporate headquarters located at 182 North Union Avenue, Farmington, Utah, 84025.

When are stockholder proposals due for next year’s annual meeting?

Please see the section entitled Stockholder Proposal Deadlines for 2020 Annual Meeting in this proxy statement for more information regarding the deadlines for the submission of stockholder proposals for our 2020 annual meeting.

What are the fiscal year end dates?

This Proxy Statement provides information about the matters to be voted on at the Annual Meeting and additional information about Pluralsight and its executive officers and directors. Some of the information is provided as of the end of our 2017 and 2018 fiscal years and some information is provided as of a more current date. Each of our fiscal years ends on December 31.

What are the implications of being an “emerging growth company”?

We are an “emerging growth company” under applicable federal securities laws and therefore permitted to take advantage of certain reduced public company reporting requirements. As an emerging growth company, we provide in this proxy statement the scaled disclosure permitted under the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”), including certain executive compensation disclosures required of a “smaller reporting company,” as that term is defined in Rule 12b-2 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). In addition, as an emerging growth company, we are not required to conduct votes seeking approval, on an advisory basis, of the compensation of our named executive officers or the frequency with which such votes must be conducted. We will remain an emerging growth company until the earliest of (i) December 31, 2023, (ii) the last day of the first fiscal year in which our annual gross revenue is $1.07 billion or more, (iii) the date on which we have, during the previous rolling three-year period, issued more than $1 billion in non-convertible debt securities or (iv) the date on which we are deemed to be a “large accelerated filer” as defined in the Exchange Act.

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

Composition of the Board

Our board of directors is currently comprised of eleven members. Our board of directors consists of three classes of directors, each serving staggered three-year terms. At each annual meeting of stockholders, a class of directors will be elected for a three-year term to succeed the class whose term is then expiring. Each director’s term continues until the election and qualification of his or her successor, or his or her earlier death, resignation or removal. There are no family relationships among any of our directors or executive officers.

The following table sets forth the names, ages, and certain other information for each of the directors with terms expiring at the annual meeting (including those who are also nominees for election as a director at the annual meeting) and for each of the continuing members of our board of directors. All information is as of March 14, 2019.

Name	Class	Age	Position	Director Since	Current Term Expires	Expiration of Term for Which Nominated
Gary Crittenden(1)	I	65	Director	2017	2019	2022
Tim Maudlin(2)	I	68	Director	2017	2019	2022
Brad Rencher(3)	I	45	Director	2017	2019	2022
Frederick Onion	II	50	Co-Founder and Director	2017	2020
Arne Duncan(1)	II	54	Director	2017	2020
Leah Johnson(1)	II	56	Director	2018	2020
Karenann Terrell(2)	II	57	Director	2017	2020
Aaron Skonnard	III	46	Co-Founder, Chief Executive Officer and Chairman	2017	2021
Scott Dorsey(1)(3)	III	51	Director	2017	2021
Ryan Hinkle(2)(3)	III	37	Director	2017	2021
Bonita Stewart(3)	III	61	Director	2018	2021

(1)	Member of nominating and corporate governance committee

(2)	Member of audit committee

(3)	Member of compensation committee

Nominees for Director

Gary Crittenden has served as a member of the board of directors since its formation in December 2017, and as a member of the board of managers of Pluralsight Holdings since June 2016. Since January 2017, Mr. Crittenden has served as an Executive Director at HGGC, LLC, a private equity firm. Mr. Crittenden previously served as the Chairman and Managing Partner of HGGC, LLC from December 2013 to December 2016, as its Chief Executive Officer from April 2012 to December 2013, and as its Managing Partner from 2009 to April 2012. Since July 2013 Mr. Crittenden has served on the board of directors of Primerica, Inc., a distributor of financial products, and since August 2016, Mr. Crittenden has served on the board of directors of Zions Bancorporation, a financial holding company. Mr. Crittenden previously served as chairman of Citi Holdings, and as Chief Financial Officer at Citigroup, American Express Company, Monsanto, Sears Roebuck, Melville Corporation, and Filene’s Basement. Mr. Crittenden holds a B.S. degree in Management from Brigham Young University, an M.B.A. degree from Harvard Business School, and an Honorary Doctorate from Weber State University.
We believe Mr. Crittenden is qualified to serve as a member of our board of directors because of his public company operating experience, financial and accounting expertise, and his leadership experience within large enterprises.
Tim Maudlin has served as a member of the board of directors since its formation in December 2017 and as a member of the board of managers of Pluralsight Holdings since June 2016. From January 1989 to December 2007, Mr. Maudlin served as the Managing General Partner of Medical Innovation Partners, a venture capital firm. Mr. Maudlin has served as a member of the board of directors of Alteryx, Inc., a data analytics software company, since December 2015. Mr. Maudlin previously served as a member of the board of directors of Web.com Group, Inc., an internet services company, from February 2002 through October 2018, as a member of the board of directors of ExactTarget, Inc., a marketing software company, from May 2008 to July 2013, and Sucampo Pharmaceuticals, Inc., a biopharmaceutical company, from September 2006 to February 2013. Mr. Maudlin holds a B.A. degree in Economics from St. Olaf College and an M.M. degree in Accounting, Finance, and Management from the Kellogg School of Management at Northwestern University. Mr. Maudlin is trained as a certified public accountant.
We believe that Mr. Maudlin is qualified to serve as a member of our board of directors because of his experience in the venture capital industry analyzing and investing in technology companies, his extensive experience as a member of numerous public company boards of directors, and his significant financial and accounting expertise.

Brad Rencher has served as a member of the board of directors since its formation in December 2017 and as a member of the board of managers of Pluralsight Holdings since June 2016. Mr. Rencher served as Executive Vice President and General Manager of Digital Experience at Adobe Systems Inc., a software company, from August 2011 to March 2019. Mr. Rencher currently serves as a member of the board of directors of the Utah Symphony and as an executive board member of Silicon Slopes, a nonprofit designed to empower Utah’s startup and tech community. Mr. Rencher holds a B.S. degree in Business Management and Finance from Brigham Young University and an M.B.A. degree from the Kellogg School of Management at Northwestern University.
We believe that Mr. Rencher is qualified to serve as a member of our board of directors because of his knowledge of the industry in which we operate.
Continuing Directors

Aaron Skonnard co-founded our company in 2004 and has served as our Chief Executive Officer since October 2009. Mr. Skonnard has served as Chairman of our board of directors since its formation in December 2017, as a member of the board of managers for Pluralsight Holdings since August 2014, and as a member of the board of managers of Pluralsight, LLC since October 2009. Mr. Skonnard also serves as a co-founder and executive board member of Silicon Slopes, a nonprofit designed to empower Utah’s startup and tech community. Mr. Skonnard holds a B.S. degree in Computer Science from Brigham Young University.
We believe that Mr. Skonnard is qualified to serve as a member of our board of directors because of his perspective and experience as our co-founder and Chief Executive Officer as well as our largest stockholder.

Scott Dorsey has served as a member of the board of directors since its formation in December 2017 and as a member of the board of managers of Pluralsight Holdings since September 2017. Since April 2015, Mr. Dorsey has served as Managing Partner of High Alpha, a venture studio that launches, scales, and invests in enterprise cloud companies. From July 2013 to August 2014, Mr. Dorsey served as the Chief Executive Officer of Salesforce ExactTarget Marketing Cloud, a cloud marketing platform and division of salesforce.com, inc., an enterprise cloud computing company. Prior to ExactTarget’s acquisition by salesforce.com in 2013, Mr. Dorsey co-founded ExactTarget, Inc., a marketing software company, and served as its Chairman and Chief Executive Officer from December 2000 to July 2013. Mr. Dorsey holds a B.S. degree in Marketing from Indiana University and an M.B.A. degree from the Kellogg School of Management at Northwestern University.
We believe Mr. Dorsey is qualified to serve as a member of our board of directors because of his public company operating experience and his experience in the venture capital industry analyzing and investing in technology companies.
Arne Duncan has served as a member of the board of directors since its formation in December 2017 and as a member of the board of managers of Pluralsight Holdings since June 2016. Since March 2016, Mr. Duncan has served as a Managing Partner at the Emerson Collective, a non-profit organization focused on improving the quality of public education. Mr. Duncan previously served as the U.S. Secretary of Education from January 2009 to December 2015. Mr. Duncan currently serves on the board of directors of several private companies. Mr. Duncan holds a B.A. degree in Sociology from Harvard University.
We believe Mr. Duncan is qualified to serve as a member of our board of directors because of his in-depth knowledge of, and experience in, education.
Ryan Hinkle has served as a member of the board of directors since its formation in December 2017, as a member of the board of managers of Pluralsight Holdings since August 2014, and as a member of the board of managers of Pluralsight, LLC since December 2012. Mr. Hinkle joined Insight Venture Management, LLC, a venture capital and private equity firm, in 2003 and has served as a Managing Director since December 2012. Mr. Hinkle holds a B.S. degree in Economics and a B.A.S. degree in Electrical Engineering from the University of Pennsylvania.

We believe that Mr. Hinkle is qualified to serve as a member of our board of directors because of his experience in the venture capital industry analyzing and investing in technology companies, as well as his perspective as a representative of our largest stockholder.
Leah Johnson has served as a member of the board of directors since October 2018. Ms. Johnson founded LCJ Solutions, LLC, a strategic communications consulting company, and has served as its Chief Executive Officer since April 2009. Ms. Johnson previously served as Interim Chief Communications and Branding Officer at Guardian Life Insurance Company of America from December 2012 to August 2013. From November 1999 to July 2008, Ms. Johnson served as Director, Global Public Affairs and then as Senior Vice President, Global Corporate Affairs at Citigroup Inc. Ms. Johnson holds a B.A. degree in Psychology from Harvard College.
We believe Ms. Johnson is qualified to serve as a member of our board of directors because of her public company operating experience, her expertise in strategic communications, and her leadership experience within large enterprises.

Frederick Onion co-founded our company in 2004 has served as a member of the board of directors since its formation in December 2017, as a member of the board of managers of Pluralsight Holdings since August 2014, and as a member of the board of managers of Pluralsight, LLC since June 2014. Mr. Onion has served as our Content Advisor since June 2014, and previously served as our Chief Content Officer from May 2008 to May 2014. In August 2014, Mr. Onion founded the Onion Foundation, a private non-profit family foundation. Mr. Onion holds an A.B. degree in Computer Science from Harvard University and an M.S. degree in Computer Science from the University of California, Irvine.
We believe that Mr. Onion is qualified to serve as a member of our board of directors because of his knowledge of the industry in which we operate and his perspective, and experience as our co-founder.
Bonita Stewart has served as a member of the board of directors since October 2018. Since 2006, Ms. Stewart has served in various roles at Google, Inc., a wholly-owned subsidiary of Alphabet Inc., a global technology company, including most recently as Vice President, Global Partnerships since July 2016. At Google, Ms. Stewart previously served as Vice President, Americas, Partner Business Solutions from August 2012 to December 2015; as Vice President, U.S. Sales and Operations from 2011 to 2012; as Managing Director, U.S. Sales from 2009 to 2010; and as Industry Director, U.S. Automotive from 2006 to 2009. Ms. Stewart has served on the board of Deckers Outdoor Corporation, a footwear design and distribution company, since September 2014. Ms. Stewart holds a B.A. degree in Journalism from Howard University and an M.B.A. degree from Harvard Business School.
We believe Ms. Stewart is qualified to serve as a member of our board of directors because of her public company operating experience, her expertise in the industry in which we operate, and her leadership experience within large enterprises.

Karenann Terrell has served as a member of the board of directors since its formation in December 2017, and as a member of the board of managers of Pluralsight Holdings since October 2017. Since September 2017, Ms. Terrell has served as Chief Digital and Technology Officer for GlaxoSmithKline plc, a global pharmaceutical and healthcare company. Ms. Terrell previously served as the Chief Information Officer of Wal-Mart Stores, Inc., a global retail company, from February 2012 to March 2017. Ms. Terrell holds a B.S. degree in Electrical Engineering from Kettering University and an M.S. degree in Electrical Engineering from Purdue University.
We believe Ms. Terrell is qualified to serve as a member of our board of directors because of her public company operating experience, her expertise in digital, data, and analytics strategy, and her leadership experience within large enterprises.
Director Independence

Our board of directors has undertaken a review of its composition, the composition of its committees and the independence of each director. Based upon information requested from and provided by each director concerning his or her background, employment and affiliations, including family relationships, and considering the relationships that each non-employee director has with our company and all other facts and circumstances our board of directors deemed relevant in determining their independence, our board of directors has determined that each of our directors, other than Mr. Skonnard, Mr. Onion, and Mr. Duncan, are “independent directors” as defined under the rules of the NASDAQ Stock Market. In addition, our board of directors determined that Mr. Maudlin, Mr. Hinkle, and Ms. Terrell, who are members of our audit committee, satisfy the enhanced independence standards for audit committee members established by applicable SEC rules and the rules of the NASDAQ Stock Market. Our board of directors has determined that Mr. Hinkle, Mr. Rencher, Mr. Dorsey, and Ms. Stewart, who are members of our compensation committee, satisfy the enhanced independence standards for compensation committee members established by applicable SEC rules and the rules of the NASDAQ Stock Market. Our board of directors has determined that Mr. Crittenden, Mr. Dorsey, and Ms. Johnson, who are members of our nominating and corporate governance committee, satisfy the independence standards for nominating and corporate governance committee members established by applicable SEC rules and the rules of the NASDAQ Stock Market.

Although we are a “controlled company” within the meaning of the corporate governance rules of the NASDAQ Stock Market because Aaron Skonnard and his associated entities, collectively, hold a majority of the voting power of our outstanding capital stock, we have elected not to take advantage of the “controlled company” exemptions found in the NASDAQ rules and are in full compliance with all corporate governance requirements under the NASDAQ Stock Market rules.

There are no family relationships among any of our directors or executive officers.

Other Director Matters
Gary Crittenden served as the Chief Financial Officer of Citigroup from March 2007 to March 2009. In July 2010, Mr. Crittenden entered into an order with the SEC in which the SEC found that Mr. Crittenden should have known that certain statements made by Citigroup, while he was chief financial officer, were materially misleading and Mr. Crittenden paid a civil monetary penalty of $100,000. Mr. Crittenden did not admit any wrongdoing in connection with the matter or disgorge any amount to Citigroup, and he did not face a ban from any future activities. In electing Mr. Crittenden, our board of directors considered the SEC order and related matters and concluded that they did not raise any concerns about Mr. Crittenden’s qualification to serve on our board of directors.

Board Leadership Structure

Our board of directors has adopted corporate governance guidelines that provide that one of our independent directors will serve as our lead independent director at any time when our Chief Executive Officer serves as the Chairperson of the Board or if the Chairperson is not otherwise independent. The lead independent director will be responsible for calling separate meetings of the independent directors, determining the agenda and serving as chair of meetings of independent directors, reporting to the Chief Executive Officer and Chairperson of our board of directors regarding feedback from executive sessions, serving as spokesperson for the company as requested, and performing such other responsibilities as may be designated by a majority of the independent directors from time to time.

The roles of Chief Executive Officer and Chairperson are currently combined as our board is currently chaired by Mr. Skonnard, who is also our Chief Executive Officer. The board of directors believes that it is in the best interest of the company and its stockholders for Mr. Skonnard to serve in both roles given his knowledge of our company and industry and his role in co-founding the company and overseeing its growth to this point. Our board of directors has appointed Mr. Crittenden to serve as the current lead independent director.

Our board of directors believes that having a combined chairman and Chief Executive Officer, along with a lead independent director, is the appropriate leadership structure for us at this time. We believe that this structure provides appropriate leadership and oversight of Pluralsight and facilitates effective functioning of both management and the board.

Role of Board in Risk Oversight Process

Risk is inherent with every business, and we face a number of risks, including strategic, financial, business and operational, legal and compliance, and reputational. We have designed and implemented processes to manage risk in our operations. Management is responsible for the day-to-day management of risks the company faces, while our board of directors, as a whole and assisted by its committees, has responsibility for the oversight of risk management. Our board of directors reviews strategic and operational risk in the context of discussions, question and answer sessions, and reports from the management team at each regular board meeting, receives reports on all significant committee activities at each regular board meeting, and evaluates the risks inherent in significant transactions. Our audit committee assists our board of directors in fulfilling its oversight responsibilities with respect to risk management in the areas of internal control over financial reporting and disclosure controls and procedures, legal and regulatory compliance, and also, among other things, discusses with management and the independent auditor guidelines and policies with respect to risk assessment and risk management. Our nominating and corporate governance committee assists our board of directors in fulfilling its oversight responsibilities with respect to risks relating to our corporate governance practices, the independence of the board of directors and potential conflicts of interest. Our compensation committee assesses risks relating to our executive compensation plans and arrangements, and whether our compensation policies and programs have the potential to encourage excessive risk taking.

Our board of directors believes its current leadership structure supports the risk oversight function of the board. In particular, our board believes that our lead independent director and majority of independent directors provide a well-functioning and effective balance to the member of executive management on our board.

Board Meetings and Committees

During our fiscal year ended December 31, 2018, our board of directors held eight meetings (including regularly scheduled and special meetings), and each director attended at least 75% of the aggregate of (i) the total number of meetings of our board of directors held during the period for which he or she has been a director and (ii) the total number of meetings held by all committees of our board of directors on which he or she served during the periods that he or she served. Directors are expected to prepare for, attend and actively participate in all board and committee meetings. In our corporate governance guidelines, members of our board of directors are strongly encouraged to attend annual meetings of stockholders.

Our board of directors has established a standing audit committee, a standing compensation committee, and a standing nominating and corporate governance committee. Each of the committees has the composition and the responsibilities described below.

Audit Committee

Our audit committee currently consists of Mr. Maudlin, Mr. Hinkle, and Ms. Terrell, with Mr. Maudlin serving as chairperson. Mr. Maudlin is considered an “audit committee financial expert” as defined in Item 407(d)(5) of Regulation S-K promulgated under the Securities Act and all members of the audit committee are financially literate.

Our audit committee oversees our corporate accounting and financial reporting process and assists our board of directors in monitoring our financial systems and our legal and regulatory compliance. Our audit committee also:

•	oversees the work of our independent registered public accounting firm (“independent auditors”) and our internal control functions;

•	approves the hiring, discharging and compensation of our independent auditors;

•	approves engagements of the independent auditors to render any audit or permissible non-audit services;

•	reviews the qualifications, independence and performance of our independent auditors;

•	reviews the scope of the annual audit;

•	reviews our financial statements and reviews our critical accounting policies and estimates;

•	reviews the adequacy and effectiveness of our internal controls;

•	reviews and discusses with management and our independent auditors the results of our annual audit and our quarterly financial statements;

•	reviews our risk assessment and risk management processes, including cybersecurity matters;

•	establishes procedures for receiving, retaining and investigating complaints received by us regarding accounting, internal accounting controls or audit matters; and

•	reviews and approves related party transactions under Item 404 of Regulation S-K.

Our audit committee operates under a written charter approved by our board of directors and that satisfies the applicable rules and regulations of the SEC and the NASDAQ listing rules. The charter is available on our website at http://investors.pluralsight.com. Our audit committee held eight meetings during 2018. The report of our audit committee is included in this Proxy Statement.

Compensation Committee

Our compensation committee currently consists of Mr. Rencher, Mr. Hinkle, Mr. Dorsey, and Ms. Stewart, with Mr. Rencher serving as the chairperson.

Our compensation committee oversees our corporate compensation programs. Our compensation committee also:

•	reviews and recommends policies relating to compensation and benefits of our officers and employees;

•	reviews and approves corporate goals and objectives relevant to compensation of our Chief Executive Officer and other senior officers;

•	evaluates the performance of our officers in light of established goals and objectives;

•	recommends compensation of our officers based on its evaluations;

•	administers our equity compensation plans; and

•	makes recommendations regarding non-employee director compensation to the full board of directors.

Our compensation committee operates under a written charter approved by our board of directors and that satisfies the applicable rules and regulations of the SEC and the NASDAQ listing rules. The charter is available on our website at http://investors.pluralsight.com. Our compensation committee held five meetings during 2018.

Nominating and Corporate Governance Committee

Our nominating and corporate governance committee currently consists of Mr. Crittenden, Mr. Duncan, Mr. Dorsey, and Ms. Johnson, with Mr. Crittenden serving as the chairperson. We have determined that Mr. Duncan is not independent as that term is defined under the rules and regulations of Nasdaq, and we are relying on the phase-in schedules set forth in Nasdaq Marketplace Rule 5615(b)(1) with respect to the independence of our Nominating and Corporate Governance Committee, which allows a company listing on the exchange in connection with its initial public offering to phase in its compliance with Nasdaq independent committee requirements such that all members of the Nominating and Corporate Governance Committee shall be independent within one year of listing.

Our nominating and corporate governance committee oversees and assists our board of directors in reviewing and recommending nominees for election as directors. Our nominating and corporate governance committee also:

•	evaluates and makes recommendations regarding the organization and governance of the board of directors and its committees;

•	assesses the performance of members of the board of directors and make recommendations regarding committee and chair assignments;

•	recommends desired qualifications for board of directors membership and conduct searches for potential members of the board of directors;

•	reviews and makes recommendations with regard to our corporate governance guidelines;

•	approves our committee charters;

•	oversees compliance with our code of business conduct and ethics;

•	contributes to succession planning;

•	reviews actual and potential conflicts of interest of our directors and officers other than related party transactions reviewed by our audit committee; and

•	oversees the board self-evaluation process.

Our nominating and corporate governance committee operates under a written charter approved by our board of directors and that satisfies the applicable rules and regulations of the SEC and the NASDAQ listing rules. The charter is available on our website at http://investors.pluralsight.com. Our nominating and corporate governance committee held two meetings during 2018.

Compensation Committee Interlocks and Insider Participation

During 2018, our compensation committee was comprised of Mr. Rencher, Mr. Hinkle, Mr. Dorsey, and Ms. Stewart, with Mr. Rencher serving as the chairperson. None of the members of our compensation committee is an officer or employee of our company. None of our executive officers currently serves, or in the past year has served, as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving on our board of directors or compensation committee.

Considerations in Evaluating Director Nominees

In its evaluation of director candidates, including the members of the board of directors eligible for re-election, our nominating and corporate governance committee considers the current size and composition of the board, the needs of the board and its respective committees, the directors nominated or designated in accordance with the Stockholders’ Agreement, and the desired board qualifications, expertise and characteristics, including such factors as business experience and diversity. While we do not have a formal policy with respect to diversity, our nominating and corporate governance committee may consider such factors as differences in professional background, education, skill, and other individual qualities and attributes that contribute to the total mix of viewpoints and experience represented on the board of directors. Our nominating and corporate governance committee has, from time to time, engaged an executive search firm to assist in identifying and recruiting potential candidates for membership on our board of directors.

Our nominating and corporate governance committee evaluates each individual in the context of the membership of the board of directors as a group, with the objective of having a group that can best perpetuate the success of the business and represent stockholder interests through the exercise of sound judgment using its diversity of background and experience in the various areas. Each director should be an individual of high character and integrity. In determining whether to recommend a director for re-election, our nominating and corporate governance committee also considers the director’s past attendance at meetings, participation in and contributions to the activities of the board of directors and the company and other qualifications and characteristics determined by the board of directors. Each director must ensure that other existing and anticipated future commitments do not materially interfere with the members’ service as a director.

After completing their review and evaluation of director candidates, in accordance with the rules of the NASDAQ Stock Market, our nominating and corporate governance committee will recommend a director nominee for selection by our board of directors. Our board has the final authority in determining the selection of director candidates for nomination to our board.

Stockholder Recommendations for Nominations to Our Board

A stockholder that wants to recommend a candidate for election to the board should direct the recommendation in writing by letter to the company, attention of our General Counsel at Pluralsight, Inc., 182 North Union Avenue, Farmington, Utah 84025. Such recommendation should include the candidate’s name, home and business contact information, detailed biographical data and relevant qualifications, a signed letter from the candidate confirming willingness to serve, information regarding any relationships between us and the candidate and evidence of the recommending stockholder’s ownership of our stock. Such recommendation should also include a statement from the recommending stockholder in support of the candidate, particularly within the context of the criteria for board membership. Our independent directors will consider candidates recommended by stockholders in the same manner as candidates recommended from other sources. Our independent directors have discretion to decide which individuals to recommend for nomination as directors. Our board has the final authority in determining the selection of director candidates for nomination to our board. A stockholder that wants to nominate a person directly for election to the board at an annual meeting of the stockholders must meet the deadlines and other requirements set forth in our amended and restated bylaws and the rules and regulations of the SEC. Any nomination should be sent in writing to Pluralsight, Inc., 182 North Union Avenue, Farmington, Utah 84025, Attention: Corporate Secretary. To be timely for our 2020 annual meeting of stockholders, our corporate secretary must receive the nomination no earlier than December 30, 2019 and no later than January 29, 2020. Please see the section entitled “Stockholder Proposal Deadlines for 2020 Annual Meeting” in this proxy statement for more information.

Communications with the Board of Directors

In cases where stockholders wish to communicate directly with our non-management directors, messages can be sent to our General Counsel at Pluralsight, Inc., 182 North Union Avenue, Farmington, Utah 84025. Our General Counsel will, in consultation with appropriate directors as necessary, review incoming stockholder communications and decide whether a response to any stockholder or interested party communication is necessary.

This procedure does not apply to (i) communications to non-management directors from our officers or directors who are stockholders or (ii) stockholder proposals submitted pursuant to Rule 14a-8 under the Exchange Act, which are discussed further in the section entitled “Stockholder Proposal Deadlines for 2020 Annual Meeting” in this proxy statement.

Code of Business Conduct and Ethics

Our board of directors has adopted a written code of business conduct and ethics that applies to all of our employees, officers and directors, including our chief executive officer, chief financial officer, and other executive and senior financial officers. The full text of our code of business conduct and ethics is available on the corporate governance section of our website, which is located at http://investors.pluralsight.com. We intend to disclose any amendments to our code of business conduct and ethics, or waivers of its requirements, on our website or in filings under the Exchange Act.

Insider Trading Policy

The Company has an Insider Trading Policy that prohibits, among other things, short sales, hedging of stock ownership positions, and transactions involving derivative securities relating to the Company's common stock.

COMPENSATION OF NON-EMPLOYEE DIRECTORS

Outside Director Compensation Policy

Our board of directors adopted our Outside Director Compensation Policy in connection with our initial public offering. Members of our board of directors who are not employees are eligible for compensation under our Outside Director Compensation Policy. Accordingly, Mr. Skonnard is not eligible for awards under our Outside Director Compensation Policy.

Under our Outside Director Compensation Policy, non-employee directors will receive compensation in the form of equity and cash, as described below:

Cash Compensation

Starting with our 2019 annual meeting of stockholders, each non-employee director is eligible to receive the following annual cash retainers for certain board and/or committee service:

$30,000 per year for service as a board member;

$17,000 per year additionally for service as lead independent director;

$20,000 per year additionally for service as chair of the audit committee;

$9,500 per year additionally for service as a member of the audit committee;

$14,000 per year additionally for service as chair of the compensation committee;

$5,000 per year additionally for service as a member of the compensation committee;

$7,500 per year additionally for service as chair of the nominating and corporate governance committee; and

$3,500 per year additionally for service as a member of the nominating and corporate governance committee.

All cash payments to non-employee directors will be paid quarterly in arrears on a prorated basis. There are no per-meeting attendance fees. Each non-employee director receiving an additional fee as a chair of a committee will not also receive the additional fee as a member of the committee.

Equity Compensation

Non-employee directors are eligible to receive all types of equity awards (except incentive stock options) under our 2018 Equity Incentive Plan (the “2018 Plan”), including discretionary awards not covered under our Outside Director Compensation Policy. All grants of awards under our Outside Director Compensation Policy will be automatic and nondiscretionary.

Initial Award. Upon joining our board, each newly-elected non-employee director will receive an initial equity award having a grant date value equal to $186,000 multiplied by a fraction, (1) the numerator of which is the number of full months remaining during the period beginning on the date the individual becomes a member of the board and ending on the one-year anniversary of the date of the then-most recent annual meeting (the “Initial Award Vesting Period”) and (2) the denominator of which is 12, rounded to the nearest whole share (the “Initial Award”). The Initial Award will be comprised of restricted stock units (“RSUs”). The Initial Award will be granted on the first trading date on or after such person first becomes a non-employee director. Subject to the terms of the policy, the Initial Award will vest upon the earlier of the last day of the Initial Award Vesting Period or the day prior to the date of the Annual Meeting next following the date the Initial Award is granted, subject to the individual’s continued service through the applicable vesting date. An individual who is director and also an employee will not receive an Initial Award if they become a non-employee director due to termination of employment.

Annual Award. On the date of each annual meeting of our stockholders beginning with the 2019 Annual Meeting, each non-employee director automatically will be granted an equity award having a grant date value equal to $186,000 (the “Annual Award”). The Annual Award will be comprised of RSUs. Subject to the terms of the policy, each Annual Award will vest upon the earlier of the one-year anniversary of the grant date or the day prior to our next annual meeting occurring after the grant date, subject to the individual’s continued service through the applicable vesting date.

Any award granted under our Outside Director Compensation Policy will fully vest in the event of a change in control, as defined in our 2018 Plan, provided that the individual remains a director through such change in control.

Director Compensation Tables

The following table provides information regarding compensation of our non-employee directors for service as directors for the year ended December 31, 2018. For all of our non-employee directors, we offer to reimburse any travel expenses or other related expenses for attending meetings. All compensation that we paid to Mr. Skonnard, our only employee director, is presented in the tables summarizing our named executive officer compensation in the section “Executive Compensation.”

Name	Fees Earned or Paid in Cash	Stock Awards ($)(1)	Option Awards ($)(1)	Total ($)
Gary Crittenden	—	300,000	640,134	940,134
Scott Dorsey	—	300,000	865,265	1,165,265
Arne Duncan	—	300,000	1,214,741	1,514,741
Ryan Hinkle	—	—	—	—
Leah Johnson(2)	—	220,900	—	220,900
Tim Maudlin	—	300,000	640,134	940,134
Frederick Onion	—	—	—	—
Brad Rencher	—	300,000	640,134	940,134
Bonita Stewart(2)	—	220,900	—	220,900
Karenann Terrell	—	300,000	1,046,200	1,346,200

(1)
The fair value of each stock award is measured based on the closing price of our Class A Common Stock on the date of grant. Stock option awards are shown at their aggregate grant date fair value in accordance with authoritative accounting guidance on stock compensation. The fair value of each stock option grant is estimated based on the fair market value on the date of grant using the Black-Scholes option pricing model. For more detailed discussion on the valuation model and assumptions used to calculate the fair value of our options, refer to Note 2 of the “Notes to Financial Statements” included in our Annual Report on Form 10-K for the year ended December 31, 2018, as filed with the SEC on February 21, 2019.

(2)	Ms. Johnson and Ms. Stewart joined our Board in October 2018

PROPOSAL NUMBER 1 - ELECTION OF CLASS I DIRECTORS

Our board of directors is currently comprised of eleven directors and according to our amended and restated certificate of incorporation is divided into three staggered classes of directors. At the Annual Meeting, three Class I directors will be elected to our board of directors by holders of our common stock to succeed the same class whose term is then expiring. Each director’s term continues until the expiration of the term for which such director was elected and until such director’s successor is elected and qualified or until such director’s earlier death, resignation or removal.

Nominees for Director

Our nominating and corporate governance committee has recommended director nominees for selection by our board of directors, and our board of directors has approved Gary Crittenden, Tim Maudlin and Brad Rencher, each a current Class I director, as nominees for re-election as Class I directors at the 2019 annual meeting of stockholders. If elected, each of Messrs. Crittenden, Maudlin and Rencher will serve as a Class I director until the 2022 annual meeting and until his respective successor is duly elected and qualified or until his earlier death, resignation or removal. For more information concerning the nominees, please see the section entitled “Board of Directors and Corporate Governance.”

Messrs. Crittenden, Maudlin and Rencher have agreed to serve as directors if elected, and management has no reason to believe that they will be unavailable to serve. In the event a nominee is unable or declines to serve as a director at the time of the annual meeting, proxies will be voted for any nominee who may be proposed by our nominating and corporate governance committee and designated by the present board of directors to fill the vacancy.

Required Vote

The Class I directors will be elected by a plurality of the voting power of the Class A common stock, Class B common stock and Class C common stock present in person or represented by proxy at the annual meeting and entitled to vote on the election of directors. In other words, the three nominees receiving the highest number of “FOR” votes will be elected as Class I directors. You may vote (i) “FOR” for each director nominee or (ii) “WITHHOLD” for each director nominee. If you are a stockholder of record, shares represented by executed proxies or votes by telephone or over the Internet your shares will be voted, if authority to do so is not expressly withheld, for the election of Messrs. Crittenden, Maudlin and Rencher. “WITHHOLD” votes and broker non-votes will have no effect on the outcome of this proposal.

Board Recommendation

Our board of directors recommends a vote “FOR” the election to the board of directors of Gary Crittenden, Tim Maudlin and Brad Rencher as Class I directors.

PROPOSAL NUMBER 2 - RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED ACCOUNTING FIRM

Our audit committee has appointed PricewaterhouseCoopers LLP (“PwC”) as our independent registered public accounting firm for the year ending December 31, 2019. PwC has served as our independent registered public accounting firm since the year ended December 31, 2014.

Notwithstanding its appointment and even if our stockholders ratify the appointment, our audit committee, in its discretion, may appoint another independent registered public accounting firm at any time during the year if the audit committee believes that such a change would be in the best interests of our company and its stockholders. Our audit committee is submitting the appointment of PwC to our stockholders because we value our stockholders’ views on our independent registered public accounting firm and as a matter of good corporate governance. If the appointment is not ratified by our stockholders, our audit committee may consider whether it should appoint another independent registered public accounting firm. A representative of PwC is expected to be present at the annual meeting, where he or she will be available to respond to appropriate questions and, if he or she desires, to make a statement.

Fees Paid to the Independent Registered Public Accounting Firm

The following table presents the aggregate fees billed for professional audit services and other services rendered to us by PwC for our fiscal years ended December 31, 2018 and 2017.

	Fiscal Year Ended
	2018	2017
Audit Fees(1)	$1,647,800	$1,208,200
Audit-Related Fees	—	—
Tax Fees(2)	840,329	536,725
All Other Fees(3)	2,762	1,800
Total Fees	$2,490,891	$1,746,725

(1)
Includes fees for professional services rendered in connection with the audit of our consolidated financial statements and review of our quarterly consolidated financial statements and services that are normally provided by the independent registered public accounting firm in connection with statutory and regulatory filings or engagements for those fiscal years. Fees for 2018 and 2017 also included fees billed for professional services rendered in connection with the filing of our registration statements.

(2)	Includes fees for professional services for tax compliance, tax advice and tax planning.

(3)	Includes fees for accounting disclosure and research tools.

Auditor Independence

In our fiscal year ended December 31, 2018, there were no other professional services provided by PwC that would have required our audit committee to consider their compatibility with maintaining the independence of PwC.

Audit and Non-Audit Services Pre-Approval Policy

Our audit committee has established a policy governing our use of the services of our independent registered public accounting firm. Under this policy, our audit committee (or its delegate) may pre-approve services to be performed by our independent registered public accounting firm without consideration of specific case-by-case services or may require the specific pre-approval of the committee, in either case, in order to ensure that the provision of such services does not impair the public accountants’ independence. All fees paid to PwC for our fiscal years ended December 31, 2018 and 2017 were pre-approved by our audit committee.

Required Vote

Ratification of the appointment of PwC as our independent registered public accounting firm for the year ending December 31, 2019 requires the affirmative “FOR” vote of a majority of the Class A common Stock, Class B common stock and Class C common stock present or represented by proxy at the annual meeting and entitled to vote on the proposal. You may vote “FOR,” “AGAINST,” or “ABSTAIN” on this proposal. Abstentions have the same effect as a vote against the proposal. Broker non-votes will not affect the outcome of voting on this proposal.

Board Recommendation

Our board of directors recommends a vote “FOR” the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the year ending December 31, 2019.

AUDIT COMMITTEE REPORT

Pluralsight’s management is responsible for (i) establishing and maintaining internal controls and (ii) preparing Pluralsight’s consolidated financial statements. Pluralsight’s independent registered public accounting firm, PwC, is responsible for performing an independent audit of Pluralsight’s consolidated financial statements in accordance with the auditing standards of the Public Company Accounting Oversight Board (United States) (the “PCAOB”), and to issue a report thereon. It is the responsibility of the audit committee to oversee these activities. It is not the responsibility of the audit committee to prepare Pluralsight’s financial statements. These are the fundamental responsibilities of management. In the performance of its oversight function, the audit committee has:

•	reviewed and discussed the audited financial statements for fiscal year 2018 with the management of Pluralsight and PwC;

•	discussed with PwC the matters required to be discussed by Auditing Standard No. 1301, Communications with Audit Committees, as adopted by the PCAOB; and

•
received the written disclosures and the letter from PwC as required by applicable requirements of the PCAOB regarding the independent registered public accounting firm’s communications with the audit committee concerning independence, and has discussed with PwC that firm’s independence.

Based on the audit committee’s review of the audited financial statements and the various discussions with management and PwC, the audit committee recommended to the board of directors that the audited financial statements be included in our annual report on Form 10-K for the fiscal year ended December 31, 2018 for filing with the SEC. The audit committee has also appointed PwC as the company’s independent registered public accounting firm for the year ending December 31, 2019.

The Audit Committee

Tim Maudlin (Chair)
Ryan Hinkle
Karenann Terrell

This audit committee report shall not be deemed to be “soliciting material” or to be “filed” with the SEC or subject to Regulation 14A promulgated by the SEC or to the liabilities of Section 18 of the Exchange Act, and shall not be deemed incorporated by reference into any prior or subsequent filing by Pluralsight under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, except to the extent Pluralsight specifically requests that the information be treated as “soliciting material” or specifically incorporates it by reference.

EXECUTIVE OFFICERS

The following table provides information regarding our executive officers as of March 14, 2019. Officers are appointed by our board of directors to hold office until their successors are appointed and qualified.

Name	Age	Position(s)
Aaron Skonnard	46	Co-Founder, Chief Executive Officer and Chairman
James Budge	52	Chief Financial Officer
Joe DiBartolomeo	57	Chief Revenue Officer
Nate Walkingshaw	41	Chief Experience Officer

For Mr. Skonnard’s biography, please see “Continuing Directors” above.

James Budge has served as our Chief Financial Officer since April 2017. From January 2016 to February 2017, Mr. Budge served as Chief Financial Officer and Co-President of Anaplan, Inc., a financial planning and performance management company. From May 2012 to January 2016, Mr. Budge served as Chief Operating Officer and Chief Financial Officer of Genesys, Inc., a provider of contact center solutions. From September 2005 to May 2012, Mr. Budge served as Chief Operating Officer and Chief Financial Officer of Rovi Corporation, a provider of digital entertainment technology which subsequently acquired and renamed itself TiVo corporation. Mr. Budge holds a B.S. degree in Accounting from Brigham Young University.

Joe DiBartolomeo has served as our Chief Revenue Officer since June 2016. Prior to joining our company, Mr. DiBartolomeo served as President-Americas for Qlik Technologies Inc., a business intelligence and analytics company, from July 2011 to June 2016. From July 2007 to December 2010, Mr. DiBartolomeo served as Senior Vice President of Strategic Customer Solutions at Dun & Bradstreet Company, a business data and analytics company, and later as President and General Manager of Purisma, Inc., a data management software company acquired by Dun & Bradstreet Company. From June 1998 to July 2007, Mr. DiBartolomeo served in various sales roles, including as Senior Vice President, North American Commercial Technology Sales, at Oracle Corporation, a computer software company. Mr. DiBartolomeo studied Computer Science and Electrical Engineering at The New York Institute of Technology.

Nate Walkingshaw has served as our Chief Experience Officer since February 2016. Previously, Mr. Walkingshaw served as our Chief Product Officer from January 2015 to February 2016. Prior to joining our company, Mr. Walkingshaw founded and served as Chief of Research and Innovation at Tanner Labs, an innovation incubator for recognition and wellness ventures, from November 2013 to January 2015. From May 2011 to August 2013, Mr. Walkingshaw served in various capacities at Brightface, Inc., a software and application development company, which he co-founded. Mr. Walkingshaw studied International Business at Westminster College.

EXECUTIVE COMPENSATION

The section below provides information regarding the fiscal year 2018 and 2017 compensation for our named executive officers (“NEOs”) who consist of our principal executive officer and our two other most highly compensated executive officers who were serving as executive officers as of December 31, 2018.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Incentive Unit Awards(2) ($)	Stock Awards ($)(1)	Option Awards ($)(3)	Non-Equity Incentive Plan Compensation ($)(4)	All Other Compensation ($)(5)	Total ($)
Aaron Skonnard	2018	—	77,000	—	7,394(6)	12,420,017	438,420	9,144	12,951,975
Co-Founder, Chief Executive Officer, and Chairman	2017	226,875	784,464	18,150,000	24,720,000	—	—	2,083,969(7)	45,965,308
James Budge	2018	5,991(9)	—		1,347,899(8)	5,848,550	191,809	33,251	7,427,500
Chief Financial Officer	2017	3,456(9)	280,000	6,016,079	—	—	—	17,931	6,317,466
Joe DiBartolomeo	2018	350,015	—	—	520,800	2,560,505	372,143	33,008	3,836,471
Chief Revenue Officer	2017	350,004	—	—	—	—	379,280	27,427	756,711

(1)
The amounts in the “Stock Awards” column reflect the aggregate grant-date fair value of RSUs of Pluralsight, Inc. or restricted share units of Pluralsight Holdings awarded to our named executive officers during 2018 and 2017 as computed in accordance with FASB ASC Topic 718. We provide information regarding the assumptions used to calculate the value of all RSU awards made to executive officers in Note 11 to Pluralsight, Inc.’s consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2018.

(2)
The amounts in the “Incentive Unit Awards” column reflect the aggregate grant-date fair value of Class A and Class B incentive units granted during 2017 computed in accordance with FASB ASC 718, rather than the amounts paid or realized by the named individual. We provide information regarding the assumptions used to calculate the value of all incentive unit awards made to executive officers in Note 11 to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2018.

(3)
The amounts in this column represent the aggregate grant date fair value of stock option awards as computed in accordance with FASB ASC 718. The assumptions used in calculating the grant date fair value of the awards reported in this column are set forth in Note 11 to our financial statements appearing at the end of our Annual Report on Form 10-K for the year ended December 31, 2018.

(4)
With respect to Mr. Skonnard and Mr. Budge, the amounts in this column represent annual incentives earned by Mr. Skonnard and Mr. Budge under our Executive Bonus Plan for 2018, as described in additional detail below. With respect to Mr. DiBartolomeo, the amounts in this column represent amounts earned by Mr. DiBartolomeo under his compensation arrangement.

(5)
The amounts for 2018 include matching contributions under our 401(k) plan ($2,892 for Mr. Skonnard, $8,250 for Mr. Budge, and $8,262 for Mr. DiBartolomeo), life insurance premiums ($66 for each of Mr. Skonnard, Mr. Budge, and Mr. DiBartolomeo), and a tax gross-up relating to a sale trip ($6,186 for Mr. Skonnard, $6,456 for Mr. Budge, and $6,370 for Mr. DiBartolomeo); for Mr. Budge, the amount also includes housing expenses ($18,209) and a wellness reimbursement ($270); for Mr. DiBartolomeo, the amount also includes housing expenses ($18,310). The amounts for 2017 include matching contributions under our 401(k) plan ($9,698 for Mr. Skonnard, $8,260 for Mr. Budge, and $8,435 for Mr. DiBartolomeo) and gift cards ($500 for each of Mr. Skonnard, Mr. Budge, and Mr. DiBartolomeo); for Mr. Budge, the amount also includes housing expenses ($9,037) and a reimbursement for gym membership and related expenses ($134); for Mr. DiBartolomeo, the amount also includes housing expenses ($18,492).

(6)	Represents the grant date fair value of shares of Class A common stock granted to Mr. Skonnard pursuant to an ESPP equivalent program approved by our board of directors in May 2018.

(7)
For Mr. Skonnard, the amount in this column also includes a one-time compensation expense of $2,073,771 that we recorded in 2017 in connection with the conversion of 12,961,071 common units beneficially owned by Mr. Skonnard into Class B common units in June 2017. This amount represents the difference in fair value between the Class A common units and Class B common units at the time of conversion. We provide information regarding the conversion and assumptions used to calculate the value of the different classes of common units in Note 9 to Pluralsight, Inc.'s consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2018.

(8)	Includes the grant date fair value of shares of Class A common stock granted to Mr. Budge pursuant to an ESPP equivalent program approved by our board of directors in May 2018.

(9)	This amount represented payments necessary to allow Mr. Budge to make standard applicable employee contributions under our broad-based employee benefits plans.

Non-Equity Incentive Plan Compensation
2018 Executive Bonus Plan
In December 2017, our board of directors adopted an Executive Bonus Plan for 2018, which we refer to as the 2018 Bonus Plan. Our named executive officers are participants in the 2018 Bonus Plan. As adopted in December 2018, the 2018 Bonus Plan provided for non-equity incentive compensation based upon the combined achievement of billings and free cash flow targets in 2018, which we refer to as the financial goal. In December 2018, our Compensation Committee pursuant to its delegated authority approved an amendment to the 2018 Bonus Plan to change the cash-based component of the performance goal from a free cash flow measure to a cash-based EBIT margin measure to better reflect the original intent of the cash measure as a reflection of executive performance in fiscal year 2018.
Under the amended 2018 Bonus Plan, the threshold level of achievement of the financial goal is at least 82.57%. If we achieve 82.57% of the financial goal, participants will receive 50% of the target incentive. For achievement of the financial goal between the threshold and target, the overall incentive payment scales linearly between 50% and 100%. For achievement of the financial goal between the target and 117.43% of the financial goal, the overall incentive payment scales linearly between 100% and 200%. The maximum level of achievement of the financial goal is 117.43%. In no circumstances will the payout percentage under the amended 2018 Bonus Plan exceed the payout percentage under the 2018 Non-Executive Employee Bonus Plan.
All bonuses under the 2018 Bonus Plan are subject to the participant maintaining minimum performance standards, as determined by us, and remaining employed through the date a bonus is paid out.
In February 2019, our compensation committee reviewed achievement of the financial goal for fiscal year 2018, and determined that we achieved 109% of the financial goal resulting in a payout on average of 109% of each named executive officer's target bonus amount.

Chief Revenue Officer Compensation Plan

The 2018 compensation plan for Mr. DiBartolomeo (the "2018 CRO Plan") provided for Mr. DiBartolomeo to receive a fixed rate of commissions on annual billings up to a target amount, which we refer to as the annual billings rate. The 2018 CRO Plan also provided for Mr. DiBartolomeo to receive a variable rate of commissions on annual billings above the annual billings target, which we refer to as the accelerator rate, to be received if the Company achieved certain variable commission factors, which we refer to as the VCFs. The VCFs related to customer retention rates, new billings, and other sales-related metrics. With respect to the annual billings rate, Mr. DiBartolomeo was eligible to receive 0.121% of every dollar of annual billings for 2018 up to the annual billings target, payable quarterly, at the end of the month following the applicable quarter, based on billings received. The maximum commission payable with respect to the annual billings rate was $350,000. With respect to the accelerator rate (i) if Mr. DiBartolomeo did not achieve any VCFs, he was eligible to receive 0.121% of every dollar of annual billings for 2018 that was in excess of the annual billings target, and (ii) if Mr. DiBartolomeo achieved some or all of the VCFs, he was eligible to receive (A) for annual billings greater than 100% but less than 113.8% of the annual billings target, the product of (1) 0.875% of every dollar of annual billings above the annual billings target multiplied by (2) the percentage of VCFs that were achieved, and (B) for annual billings above 113.8% of the annual billings target, the product of (1) 1.75% of every dollar of annual billings above 113.8% of the annual billings target multiplied by (2) the percentage of VCFs that were achieved. Commissions with respect to the accelerator rate were payable on an annual basis following approval of our Compensation Committee. The maximum amount of commissions payable with respect to the accelerator rate was $350,000.

We received annual billings for 2018 equal to approximately 101.23% of the annual billings target under the 2018 CRO Plan, resulting in total quarterly commission payments to Mr. DiBartolomeo under the annual billings rate of $350,000.

In February 2019, our compensation committee reviewed achievement of the VCFs, and determined that 66.66% of the VCFs were achieved, resulting in an additional payment to Mr. DiBartolomeo under the accelerator rate of $23,197.

Outstanding Equity Awards at Fiscal Year-End
The following table sets forth information regarding the restricted stock units held by our principal executive officer and our two other most highly compensated executive officers who were serving as executive officers as of December 31, 2018.

		Option Awards				Stock Awards
Name	Grant Date	Number of Stock Options Outstanding Exercisable (#)	Number of Stock Options Outstanding Unexercisable (#)	Option Exercise Price ($)	Option Expiration Date	Number of Unearned Units or Other Rights That Have Not Vested (#)	Market Value of Unearned Units or Other Rights That Have Not Vested ($)(1)
Aaron Skonnard	5/17/18	391,542(2)	1,174,624(2)	15	5/17/2028	—	—
	9/29/17	—	—	—	—	1,201,109(3)	28,286,117
	9/29/17	—	—	—	—	2,062,500(4)	48,571,875
James Budge	5/17/18	184,376(2)	553,127(2)	15	5/17/2028	—	—
	4/25/17	—	—	—	—	664,230(5)	15,642,616
	2/21/18	—	—	—	—	79,792(6)	1,879,102
	2/21/18	—	—	—	—	79,792(7)	1,879,102
Joe DiBartolomeo	5/17/18	80,720(2)	242,160(2)	15	5/17/2028	—	—
	9/30/16	—	—	—	—	229,117(8)	5,395,705
	2/21/18	—	—	—	—	31,000(6)	730,050
	2/21/18	—	—	—	—	31,000(7)	730,050

(1)	In accordance with SEC rules, market value is based on $23.55, the closing price of our common stock on the last trading day of the fiscal year.

(2)	The option grant vests as to 25% of the total option grant on November 17, 2018, and thereafter as to 25% of the total option grant every six months.

(3)
286,594 LLC Units of Pluralsight Holdings vested on July 25, 2018 with the remaining LLC Units vesting in increments of 109,191 or 109,192 every three months thereafter. Each LLC Unit corresponds with a share of Class C common stock, which together are exchangeable for one share of Pluralsight, Inc. Class A common stock at the option of the holder (for which we may substitute cash). The Class C common stock is also convertible into Class B common stock on a one-for-one basis at the holder's election.

(4)	The RSUs, covering Class A Common Stock, vest as to 25% of the total on July 25, 2018 and in equal amounts every three months thereafter.

(5)
The LLC Units vested as to 25% of the total on April 17, 2018 and in equal amounts every three months thereafter. Each LLC Unit corresponds with a share of Pluralsight, Inc. Class B common stock, which together are exchangeable for one share of Pluralsight, Inc. Class A common stock at the option of the holder (for which we may substitute cash).

(6)	The RSUs, covering Class A Common Stock, vested as to 25% of the total on February 21, 2019 and in equal amounts every three months thereafter.

(7)	Based on performance criteria that were met in 2018, 50% of the RSUs, covering Class A Common Stock, vest on January 1, 2020 and the remaining 50% vest on January 1, 2021.

(8)
The LLC Units vested as to 25% of the total on July 1, 2017 and in equal amounts every three months thereafter. Each LLC Unit corresponds with a share of Pluralsight, Inc. Class B common stock, which together are exchangeable for one share of Pluralsight, Inc. Class A common stock at the option of the holder (for which we may substitute cash).

Executive Compensation Arrangements
Aaron Skonnard Executive Employment Agreement
Mr. Skonnard, our co-founder, Chief Executive Officer and Chairman, entered into an executive employment agreement with us, dated August 16, 2017 (the “Skonnard Employment Agreement”). Pursuant to the Skonnard Employment Agreement, Mr. Skonnard receives no base salary and is eligible to participate in standard benefit plans and perquisite programs made available to our employees generally. We provide Mr. Skonnard an amount of up to $3,000 per year for flexible spending account contributions. We also provide Mr. Skonnard with payment or reimbursement for private air travel of up $500,000 per year for his business travel. Mr. Skonnard also is eligible to participate in any annual bonus plan offered by us to our employees generally, with an annual target bonus of $400,000, and with individual goals, performance assessment, and discretionary bonus payments, if any, to be determined by our board of directors.
The Skonnard Employment Agreement provides for “at-will” employment and may be terminated at any time, for any or no reason, by either us or Mr. Skonnard on 30 days’ written notice to the other party. However, we may terminate Mr. Skonnard’s employment immediately and without prior notice for cause (as defined in the Skonnard Employment Agreement) or at our sole discretion by providing Mr. Skonnard with pay in lieu of the 30-day notice period. In addition, Mr. Skonnard may terminate his employment immediately and without prior notice for good reason (as defined in the Skonnard

Employment Agreement). In the event Mr. Skonnard terminates the Skonnard Employment Agreement for any reason other than for good reason, then during the 30-day notice period, we may terminate Mr. Skonnard’s employment at any time, in which case all our obligations to Mr. Skonnard under the Skonnard Employment Agreement other than accrued obligations through the date of termination will cease.
If we terminate the Skonnard Employment Agreement without cause or if Mr. Skonnard terminates the Skonnard Employment Agreement for good reason, then we will pay to Mr. Skonnard: (i) severance pay in an amount equal to $200,000, less applicable withholdings, in equal periodic installments over six (6) months in accordance with the Company's payroll practices; and (ii) if Mr. Skonnard properly elects continuation coverage under our group medical insurance plan under applicable law, the percentage of the premium for such medical plan coverage which we bear for similarly situated active employees of ours and their enrolled family members immediately before the termination date for up to six (6) months. These severance payments, however, will be reduced by the amount of any compensation Mr. Skonnard earns from other employment during the period such severance payments are payable. In addition, if we determine following the termination of the Skonnard Employment Agreement that cause existed on or before such termination, the severance payments described in this paragraph will cease and/or become repayable to us by Mr. Skonnard, as applicable.
To receive the severance payments described in the immediately preceding paragraph, Mr. Skonnard must timely execute and deliver to us a separation agreement and release of all claims in a form acceptable to us and must not revoke such agreement.
The Skonnard Employment Agreement requires Mr. Skonnard to covenant to not compete with or against us for one year following Mr. Skonnard’s termination of employment with us, and to cooperate with us in good faith to resolve any dispute, controversy, or litigation we may be involved in (excluding any proceeding where Mr. Skonnard is an adverse party) for two years following his termination of employment with us.
Mr. Skonnard is also entitled to vesting acceleration benefits for certain of his equity awards under certain circumstances as described in the “Outstanding Equity Awards at Fiscal Year-End” table above.
James Budge Executive Employment Agreement
Mr. Budge, our Chief Financial Officer, entered into an executive employment agreement with us, dated September 15, 2017 (the “Budge Employment Agreement”). Pursuant to the Budge Employment Agreement, Mr. Budge is to receive no base salary, other than any payments necessary to allow for standard applicable employee contributions under our broad-based employee benefits plans, and is eligible to participate in standard benefit plans and perquisite programs made available to our employees generally. We provide Mr. Budge an amount of up to $3,000 per year for flexible spending account contributions. Through August 31, 2019, or such later date as determined our Chief Executive Officer, we will also provide Mr. Budge a housing reimbursement of up to $2,500 per month and reasonable travel reimbursement between California and Utah. We will also cover Mr. Budge’s reasonable relocation expenses when he relocates to Utah. Mr. Budge is also eligible to participate in any annual bonus plan offered by us to our employees generally, with individual goals, performance assessment, and discretionary bonus payments, if any, determined by our Chief Executive Officer or our board of directors.
The Budge Employment Agreement provides for “at-will” employment and may be terminated at any time, for any or no reason, by either us or Mr. Budge on 30 days’ written notice to the other party. However, we may terminate Mr. Budge’s employment immediately and without prior notice for cause (as defined in the Budge Employment Agreement) or at our sole discretion by providing Mr. Budge with pay in lieu of the 30-day notice period. In addition, Mr. Budge may terminate his employment immediately and without prior notice for good reason (as defined in the Budge Employment Agreement). In the event Mr. Budge terminates the Budge Employment Agreement for any reason other than for good reason, then during the 30-day notice period, we may terminate Mr. Budge’s employment at any time, in which case all our obligations to Mr. Budge under the Budge Employment Agreement other than accrued obligations through the date of termination will cease.
If we terminate the Budge Employment Agreement without cause or if Mr. Budge terminates the Budge Employment Agreement for good reason, then we will pay to Mr. Budge: (i) severance pay in an amount equal to $175,000, less applicable withholdings, in equal periodic installments over six (6) months in accordance with the Company's payroll practices; and (ii) if Mr. Budge properly elects continuation coverage under our group medical insurance plan under applicable law, the percentage of the premium for such medical plan coverage which we bear for similarly situated active employees of ours and their enrolled family members immediately before the termination date for up to six (6) months. These severance payments, however, will be reduced by the amount of any compensation Mr. Budge earns from other employment during the period such severance payments are payable. In addition, if we determine following the termination of the Budge Employment Agreement that cause existed on or before such termination, the severance payments described in this paragraph will cease and/or become repayable to us by Mr. Budge, as applicable.

To receive the severance payments described in the immediately preceding paragraph, Mr. Budge must timely execute and deliver to us a separation agreement and release of all claims in a form acceptable to us and must not revoke such agreement.
The Budge Employment Agreement requires Mr. Budge to covenant to not compete with or against us for one year following Mr. Budge’s termination of employment with us, and to cooperate with us in good faith to resolve any dispute, controversy or litigation we may be involved in (excluding any proceeding where Mr. Budge is an adverse party) for two years following his termination of employment with us.
Mr. Budge is also entitled to vesting acceleration benefits for certain of his equity awards under certain circumstances as described in the “Outstanding Equity Awards at Fiscal Year-End” table above.
Joe DiBartolomeo Executive Employment Agreement
Mr. DiBartolomeo, our Chief Revenue Officer, entered into an executive employment agreement with us, dated September 15, 2017 (the “DiBartolomeo Employment Agreement”). Pursuant to the DiBartolomeo Employment Agreement, Mr. DiBartolomeo is eligible to participate in standard benefit plans and perquisite programs made available to our employees generally and Mr. DiBartolomeo receives an annual base salary of $350,000. Mr. DiBartolomeo also is eligible to additional non-equity incentive compensation as determined by our Chief Executive Officer or our board of directors, in consultation with Mr. DiBartolomeo, as further described under "Chief Revenue Officer Compensation Plan" above.
The DiBartolomeo Employment Agreement provides for “at-will” employment and may be terminated at any time, for any or no reason, by either us or Mr. DiBartolomeo on 30 days’ written notice to the other party. However, we may terminate Mr. DiBartolomeo’s employment immediately and without prior notice for cause (as defined in the DiBartolomeo Employment Agreement) or at our sole discretion by providing Mr. DiBartolomeo with pay in lieu of the 30-day notice period. In addition, Mr. DiBartolomeo may terminate his employment immediately and without prior notice for good reason (as defined in the DiBartolomeo Employment Agreement). In the event Mr. DiBartolomeo terminates the DiBartolomeo Employment Agreement for any reason other than for good reason, then during the 30-day notice period, we may terminate Mr. DiBartolomeo’s employment at any time, in which case all our obligations to Mr. DiBartolomeo under the DiBartolomeo Employment Agreement other than accrued obligations through the date of termination will cease.
If we terminate the DiBartolomeo Employment Agreement without cause or if Mr. DiBartolomeo terminates the DiBartolomeo Employment Agreement for good reason, then we will pay to Mr. DiBartolomeo: (i) severance pay in an amount equal to nine (9) months of Mr. DiBartolomeo’s then-current base salary, less applicable withholdings, in equal periodic installments over nine (9) months in accordance with the Company's payroll practices; and (ii) if Mr. DiBartolomeo properly elects continuation coverage under our group medical insurance plan under applicable law, the percentage of the premium for such medical plan coverage which we bear for similarly situated active employees of ours and their enrolled family members immediately before the termination date for up to nine (9) months. These severance payments, however, will be reduced by the amount of any compensation Mr. DiBartolomeo earns from other employment during the period such severance payments are payable. In addition, if we determine following the termination of the DiBartolomeo Employment Agreement that cause existed on or before such termination, the severance payments described in this paragraph will cease and/or become repayable to us by Mr. DiBartolomeo, as applicable.
To receive the severance payments described in the immediately preceding paragraph, Mr. DiBartolomeo must timely execute and deliver to us a separation agreement and release of all claims in a form acceptable to us and must not revoke such agreement.
The DiBartolomeo Employment Agreement requires Mr. DiBartolomeo to covenant to not compete with or against us for one year following Mr. DiBartolomeo’s termination of employment with us, and to cooperate with us in good faith to resolve any dispute, controversy or litigation we may be involved in (excluding any proceeding where Mr. DiBartolomeo is an adverse party) for two years following his termination of employment with us.

Equity Plans and Arrangements
Rule 10b5-1 Trading Plans
Certain of our directors and executive officers have adopted written plans, known as Rule 10b5-1 plans, in which they have contracted with a broker to buy or sell shares of our common stock on a periodic basis. Under a Rule 10b5-1 plan, a broker executes trades pursuant to parameters established by directors or executive officers when entering into the plan, without further direction from them. The director or executive officer may amend or terminate the plan in specified circumstances.

Equity Compensation Plan Information

The following table summarizes information about our equity compensation plans as of December 31, 2018. Information is included for equity compensation plans approved by our stockholders. We do not have any equity compensation plans not approved by stockholders.

Plan Category	(a) Number of Securities to be Issued Upon Exercise of Outstanding Stock Options, Warrants and Rights	(b) Weighted-Average Exercise Price of Outstanding Stock Options, Warrants and Rights (1)	(c) Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a)) (2)
Equity compensation plans approved by stockholders	13,140,570	$15	18,253,011
Equity compensation plans not approved by stockholders	—	—	—
Total	13,140,570	$15	18,253,011

(1)	The weighted average exercise price does not take into account outstanding RSUs.

(2)
Includes shares available for future issuance under our 2018 Equity Incentive Plan and our 2018 ESPP. Our 2018 Equity Incentive Plan provides that on the first day of each fiscal year beginning with the 2019 fiscal year, the number of shares of our common stock available for issuance thereunder will be increased in an amount equal to the least of (i) 14,900,000 shares, (ii) 5% of the outstanding shares of all classes of our common stock on the last day of the immediately preceding fiscal year or (iii) such number of shares determined by our board of directors. Our 2018 ESPP provides that on the first day of each fiscal year beginning with the 2019 fiscal year, the number of shares of our common stock available for issuance thereunder will be increased in an amount equal to the least of (i) 2,970,000 shares, (ii) 1.5% of the outstanding shares of all classes of our common stock on the last day of the immediately preceding fiscal year or (iii) an amount determined by the plan administrator. These increases are not reflected in the table above.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS
In addition to the compensation arrangements, including employment, termination of employment and change in control arrangements and indemnification arrangements, discussed in the sections titled “Management” and “Executive Compensation,” the following is a description of each transaction since January 1, 2018 and each currently proposed transaction in which:

•	we, Pluralsight Holdings, or any subsidiaries thereof have been or will be a participant;

•	the amount involved exceeded or will exceed $120,000; and

•
any of our directors, executive officers, or beneficial owners of more than 5% of any class of our capital stock, or their affiliates, or any immediate family member of, or person sharing the household with, any of these individuals, had or will have a direct or indirect material interest.

Fourth Amended and Restated LLC Agreement
As part of our IPO in May 2018, we engaged in certain reorganization transactions pursuant to which certain members (“Continuing Members”) of Pluralsight Holdings, LLC continued to hold non-voting common limited liability company units (“LLC Units”) in Pluralsight Holdings, LLC. In connection with the reorganization transactions, Pluralsight, Inc. and the Continuing Members entered into the Fourth Amended and Restated LLC Agreement (the “Fourth LLC Agreement”). Each of our directors, executive officers (other than our General Counsel, Matthew Forkner), and beneficial owners of more than 5% of any class of our capital stock are Continuing Members and thus are parties to the Fourth LLC Agreement.
As a result of the reorganization transactions, Pluralsight, Inc. holds LLC Units in Pluralsight Holdings and is the sole manager of Pluralsight Holdings. Accordingly, we operate and control all of the business and affairs of Pluralsight Holdings and, through Pluralsight Holdings and its operating subsidiaries, conduct our business.
As the sole manager of Pluralsight Holdings, Pluralsight, Inc. has the right to determine when distributions will be made to the unit holders of Pluralsight Holdings and the amount of any such distributions (subject to the requirements with respect to the tax distributions described below). If Pluralsight, Inc. authorizes a distribution, such distribution will be made to the holders of LLC Units, including Pluralsight, Inc., pro rata in accordance with their respective ownership of Pluralsight Holdings, provided that Pluralsight, Inc. as sole manager will be entitled to non-pro rata distributions for certain fees and expenses.
Upon the consummation of the IPO, Pluralsight, Inc. became a holding company and its principal asset is a controlling equity interest in Pluralsight Holdings. As such, Pluralsight, Inc. has no independent means of generating revenue. Pluralsight Holdings is treated as a partnership for U.S. federal income tax purposes and, as such, is generally not be subject to U.S. federal income tax. Instead, taxable income is allocated to holders of LLC Units, including Pluralsight, Inc. Accordingly, Pluralsight, Inc. incurs income taxes on its allocable share of any net taxable income of Pluralsight Holdings and also incurs expenses related to its operations. Pursuant to the Fourth LLC Agreement, Pluralsight Holdings will make cash distributions to the owners of LLC Units in an amount sufficient to fund their tax obligations in respect of the cumulative taxable income in excess of the cumulative taxable losses of Pluralsight Holdings that is allocated to them, to the extent previous tax distributions from Pluralsight Holdings have been insufficient. In addition to tax expenses, Pluralsight, Inc. also will incur expenses related to its operations, plus payments under the TRA, which may be significant. Pluralsight, Inc. intends to cause Pluralsight Holdings to make distributions or, in the case of certain expenses, payments in an amount sufficient to allow Pluralsight, Inc. to pay its taxes and operating expenses, including distributions to fund any ordinary course payments due under the TRA.
The Fourth LLC Agreement generally does not permit transfers of LLC Units by Continuing Members, except for transfers to permitted transferees, transfers pursuant to the participation right described below and transfers approved in writing by us, as sole managing manager, and other limited exceptions. In the event of a permitted transfer, such Continuing Member will be required to simultaneously transfer shares of Class B common stock or Class C common stock, as applicable, to such transferee equal to the number of LLC Units that were transferred. The Fourth LLC Agreement also provides that as a general matter a Member will not have the right to transfer LLC Units if Pluralsight, Inc. determines that such transfer would be prohibited by law or regulation, would violate other agreements with Pluralsight, Inc. to which the Member may be subject, or would cause or increase the possibility for Pluralsight Holdings to be treated as a “publicly traded partnership” taxable as a corporation for U.S. federal income tax purposes.
The Fourth LLC Agreement further provides that, in the event that a tender offer, share exchange offer, issuer bid, takeover bid, recapitalization, or similar transaction with respect to our Class A common stock (each, a “Pubco Offer”), is approved by our board of directors or otherwise effected or to be effected with the consent or approval of our board of directors, each holder of LLC Units shall be permitted to participate in such Pubco Offer by delivering an exchange notice, which shall be effective immediately prior to, and contingent upon, the consummation of such Pubco Offer. If a Pubco Offer is proposed by Pluralsight, Inc., then Pluralsight, Inc. is required to use its reasonable best efforts expeditiously and in good faith to take all such actions and do all such things as are necessary or desirable to enable and permit the holders of such LLC units to participate in such

Pubco Offer to the same extent as or on an economically equivalent basis with the holders of shares of Class A common stock, provided that in no event shall any holder of LLC Units be entitled to receive aggregate consideration for each LLC unit that is greater than the consideration payable in respect of each share of Class A common stock pursuant to the Pubco Offer.
The Continuing Members, from time to time, may, subject to the terms of the Fourth LLC Agreement, exchange or redeem their LLC Units, together with the corresponding shares of Class B common stock or Class C common stock, as applicable, for, at our option, cash or shares of Class A common stock, on a one-for-one basis, subject to customary conversion rate adjustments for stock splits, stock dividends, reclassifications, and other similar transactions. Any such exchange or redemption may be effected by, at our option, having such LLC Units redeemed by Pluralsight Holdings for cash or Class A common stock contributed to Pluralsight Holdings by us, or, alternatively, a direct exchange by Pluralsight, Inc. of Class A common stock or cash, as applicable, for such LLC Units. Our decision to make a cash payment in connection with a Continuing Member’s exchange or redemption will be made by a majority of our board members, other than Aaron Skonnard, our co-founder, Chief Executive Officer, and Chairman. When an LLC Unit, together with a share of our Class B common stock or Class C common stock, as applicable, is exchanged or redeemed for cash or a share of our Class A common stock, the corresponding share of our Class B common stock or Class C common stock, as applicable, will be cancelled.
The Fourth LLC Agreement provides that as a general matter a Member does not have the right to exchange or redeem LLC Units if we determine that such exchange or redemption would be prohibited by law or regulation or would violate other agreements with us to which the Member may be subject, including the Fourth LLC Agreement.
Each Continuing Member’s exchange and redemption rights are subject to certain customary limitations, including the expiration of any contractual lock-up period relating to the shares of our Class A common stock that may be applicable to such Continuing Member and the absence of any liens or encumbrances on such LLC Units redeemed. In addition, Continuing Members cannot exercise exchange or redemption rights during applicable black-out periods. Each Continuing Member’s exchange and redemption rights are further limited, unless the exchange or redemption is in connection with one of the following events, each of which we refer to as an Unrestricted Redemption: (1)(a) an exchange or redemption of more than 2% of the total outstanding LLC Units (excluding any LLC Units held by us as long as we are the manager and own more than 10% of all outstanding LLC Units), (b) the exchange or redemption is in connection with a Pubco Offer, or (c) the exchange or redemption is otherwise permitted by us or (2) the exchange or redemption and Pluralsight Holdings each meet the requirements of the “private placement” safe harbor set forth in applicable Treasury Regulations.
If an exchange or redemption request delivered by a Continuing Member is in connection with an Unrestricted Redemption, the Continuing Member may elect to have the redemption or exchange effectuated not less than three business days or more than 10 business days after delivery of the notice. Additionally, in only limited circumstances may a Continuing Member revoke or delay its exchange or redemption following the delivery of its request for such exchange or redemption.
We may impose additional restrictions on exchanges or redemptions that we determine to be necessary or advisable so that Pluralsight Holdings is not treated as a “publicly traded partnership” for U.S. federal income tax purposes. As a holder exchanges LLC Units and Class B common stock or Class C common stock, as applicable, for shares of Class A common stock or a redemption transaction is effected, the number of LLC Units held by Pluralsight, Inc. is correspondingly increased as it acquires the exchanged LLC Units or funds the redemption transaction, and a corresponding number of shares of Class B common stock or Class C common stock, as applicable, are cancelled.
The Fourth LLC Agreement also requires that Pluralsight Holdings take actions with respect to its LLC Units, including issuances, reclassifications, distributions, divisions, or recapitalizations, such that (i) we at all times maintain a ratio of one LLC Unit owned by us, directly or indirectly, for each share of Class A common stock issued by us, and (ii) Pluralsight Holdings at all times maintains (a) a one-to-one ratio between the number of shares of Class A common stock issued by us and the number of LLC Units owned by us and (b) a one-to-one ratio between the number of shares of Class B common stock and Class C common stock owned by the Continuing Members and the number of LLC Units owned by the Continuing Members. As such in certain circumstances, we as sole manager have the authority to take all actions such that, after giving effect to all issuances, transfers, deliveries, or repurchases, the number of outstanding LLC Units we own equals, on a one-for-one basis, the number of outstanding shares of Class A common stock.

Tax Receivable Agreement
Pluralsight Holdings and certain of its subsidiaries that are treated as partnerships for U.S. federal income tax purposes have, and intend to have, in effect an election under Section 754 of the Code effective for each taxable year in which a redemption or exchange (including deemed exchange) of LLC Units for Class A common stock or cash occurs. We may obtain an increase in our share of the tax basis of the assets of Pluralsight Holdings, when (as described above in the section titled “-Fourth Amended and Restated LLC Agreement”), a Continuing Member receives Class A common stock or cash, as applicable, from us in connection with an exercise of such Continuing Member’s right to have LLC Units in Pluralsight Holdings held by such Continuing Member exchanged, or, at our option, redeemed by Pluralsight Holdings for cash or Class A common stock contributed to Pluralsight Holdings by us (which we intend to treat as our direct purchase of LLC Units from such Continuing Member for U.S. federal income and other applicable tax purposes, regardless of whether such LLC Units are surrendered by a Continuing Member to Pluralsight Holdings for redemption or sold to us directly), which basis increases we refer to as Basis Adjustments. Any Basis Adjustment may have the effect of reducing the amounts that we would otherwise pay in the future to various tax authorities. The Basis Adjustments may also decrease the gains (or increase the losses) on future dispositions of our assets to the extent tax basis is allocated to those assets.
In connection with the transactions described above in the section titled “-Fourth Amended and Restated LLC Agreement”, we entered into a TRA with Pluralsight Holdings and each of the Continuing Members that provides for the payment by Pluralsight Inc. of 85% of the amount of certain tax benefits, if any, that Pluralsight Inc. actually realizes, or in some circumstances is deemed to realize, as a result of the transactions described above, including the Basis Adjustments and certain other tax benefits attributable to payments made under the TRA. In general, the Continuing Members’ rights under the TRA may not be assigned, sold, pledged, or otherwise alienated to any person, other than certain permitted transferees, without our prior written consent (not to be unreasonably withheld, conditioned, or delayed) and subject to our right of first refusal, and such transferee’s becoming a party to the TRA and agreeing to succeed to the applicable Continuing Member’s interest therein. Payments under the TRA are not conditioned upon one or more of the Continuing Members maintaining a continued ownership interest in Pluralsight Holdings. If a Continuing Member transfers LLC Units of Pluralsight Holdings but does not assign to the transferee of such LLC Units its rights under the TRA, such Continuing Member generally will remain the TRA Member with respect to such rights and will continue to be entitled to receive payments under the TRA arising in respect of a subsequent exchange of such LLC Units.
The actual Basis Adjustments, as well as any amounts paid to the TRA Members under the TRA will vary depending on a number of factors, including the timing of any future redemptions or exchanges, the price of shares of our Class A common stock at the time of any future redemptions or exchanges, the extent to which such redemptions or exchanges are taxable, and the amount and timing of our income.
For purposes of the TRA, cash savings in income tax will be computed by comparing our actual income tax liability to the amount of such taxes that we would have been required to pay had there been no Basis Adjustments, had the TRA not been entered into, and had there been no tax benefits to us as a result of any payments made under the TRA. These calculations will be based upon the actual U.S. federal income tax rate in effect for the applicable period and an assumed, weighted-average state and local income tax rate based on applicable period apportionment factors. There is no maximum term for the TRA; however, the TRA may be terminated by us pursuant to an early termination procedure that requires us to pay the TRA Members an agreed-upon amount equal to the estimated present value of the remaining payments to be made under the agreement (calculated with certain assumptions).
The payment obligations under the TRA are obligations of Pluralsight, Inc. and not of Pluralsight Holdings. Although the actual timing and amount of any payments that may be made under the TRA will vary, we expect that the payments that we may be required to make to the TRA Members will be substantial. Any payments made by us to the TRA Members under the TRA will generally reduce the amount of overall cash flow that might have otherwise been available to us or to Pluralsight Holdings and, to the extent that we are unable to make payments under the TRA for any reason, the unpaid amounts will be deferred and will accrue interest until paid by us provided, however, that nonpayment for a specified period may constitute a material breach of a material obligation under the TRA and therefore may accelerate payments due under the TRA. Decisions made by us in the course of running our business, such as with respect to mergers, asset sales, other forms of business combinations, or other changes in control, may influence the timing and amount of payments that are payable to or received by a TRA Member.
The TRA provides that if certain mergers, asset sales, other forms of business combination, or other changes of control were to occur, if we materially breach any of our material obligations under the TRA or if, at any time, we elect an early termination of the TRA, then the TRA will terminate and our obligations, or our successor’s obligations, under the TRA would accelerate and become due and payable, based on certain assumptions, including an assumption that we would have sufficient taxable income in each relevant taxable year to fully utilize all potential future tax benefits that are subject to the TRA. In those circumstances, any remaining outstanding LLC Units of Pluralsight Holdings would be treated as exchanged for Class A common stock and the applicable TRA Members would generally be entitled to payments under the TRA resulting from such deemed exchanges.
We may elect to completely terminate the TRA early only with the written approval of each of a majority of Pluralsight Inc.’s “independent directors” (within the meaning of Rule 10A-3 promulgated under the Exchange Act and Nasdaq rules).

As a result of the foregoing, we could be required to make an immediate cash payment equal to the present value of the anticipated future tax benefits that are the subject of the TRA, which payment may be made significantly in advance of the actual realization, if any, of such future tax benefits. We also could be required to make cash payments to the TRA Members that are greater than the specified percentage of the actual benefits we ultimately realize in respect of the tax benefits that are subject to the TRA. Our obligations under the TRA could have a substantial negative impact on our liquidity and could have the effect of delaying, deferring, deterring, or preventing certain mergers, asset sales, other forms of business combination, or other changes of control. There can be no assurance that we will be able to finance our obligations under the TRA.
Payments under the TRA will generally be based on the tax reporting positions that we determine. We will not be reimbursed for any cash payments previously made to the TRA Members pursuant to the TRA if any tax benefits initially claimed by us are subsequently challenged by a taxing authority and ultimately disallowed.
Instead, any excess cash payments made by us to a TRA Member will be netted against any future cash payments that we might otherwise be required to make under the terms of the TRA. However, a challenge to any tax benefits initially claimed by us may not arise for a number of years following the initial time of such payment or, even if challenged early, such excess cash payment may be greater than the amount of future cash payments that we might otherwise be required to make under the terms of the TRA and, as a result, there might not be future cash payments from which to net against. The applicable U.S. federal income tax rules are complex and factual in nature, and there can be no assurance that the IRS or a court will not disagree with our tax reporting positions. As a result, it is possible that we could make cash payments under the TRA that are substantially greater than our actual ultimate cash tax savings. If we determine that a tax reserve or contingent liability must be established by us for generally accepted accounting principles in respect of an issue that would affect payments under the TRA, we may withhold payments to the TRA Members under the TRA and place them in an interest-bearing escrow account until the reserve or contingent liability is resolved.
If we receive a formal notice or assessment from a taxing authority with respect to any cash savings covered by the TRA, we will place certain subsequent tax benefit payments that would otherwise be made to the TRA Members into an escrow account until there is a final determination and such tax benefit payment obligations will continue to accrue interest, generally at LIBOR plus 100 basis points, until such contest is resolved and tax benefit payment is made to the TRA Members. We will have full responsibility for, and sole discretion over, all Pluralsight Inc. tax matters, including the filing and amendment of all tax returns and claims for refund and defense of all tax contests.
Under the TRA, we are required to provide a representative of the TRA Members with a schedule showing the calculation of payments that are due under the TRA with respect to each taxable year with respect to which a payment obligation arises within 90 calendar days after filing our U.S. federal income tax return for such taxable year. Payments under the TRA will generally be made to the TRA Members within five business days after this schedule becomes final pursuant to the procedures set forth in the TRA, although interest on such payments will begin to accrue at a rate of LIBOR plus 100 basis points from the due date (without extensions) of such tax return. Any payments due that are made to TRA Members later than five business days after the applicable schedule becomes final will generally accrue interest at a rate of LIBOR plus 600 basis points from the sixth business day after the schedule becomes final until payment is made, unless our inability to make such payments is a result of certain restrictions imposed under the debt agreements of Pluralsight Holdings or under applicable law, in each case, despite our using commercially reasonable efforts to obtain such funds, in which case interest will continue to accrue until such payments are made at a rate equal to LIBOR plus 100 basis points.
As of December 31, 2018, there were no tax receivable payments due to the Continuing Members under the TRA.

Rescission Transactions

In September 2018, the Company entered into agreements of rescission (“Rescission Transactions”) with certain stockholders of the Company, including Aaron Skonnard, (the “Rescinding Holders”) holding an aggregate of 605,390 shares of Class A common stock, pursuant to which the Company agreed to rescind the individuals' prior exchange of unvested LLC Units of Pluralsight Holdings for unvested shares of Class A common stock in connection with the Reorganization Transactions. As a result of the Rescission Transactions, a total of 605,390 LLC Units of Pluralsight Holdings and a corresponding 455,217 shares of Class B common stock and 150,173 shares of Class C common stock were issued to Rescinding Holders. In addition, the issuance of 605,390 shares of Class A common stock was rescinded. The LLC Units and corresponding shares of Class B and Class C common stock, where applicable, are subject to the same vesting conditions that existed prior to the Rescission Transactions, and the Rescinding Holders are eligible to participate in the TRA. All Rescinding Holders are employees of the Company, including employees and officers who are related parties to the Company.

Aircraft Reimbursement
Aaron Skonnard beneficially owns 100% of an aircraft that he uses from time to time for business trips. The reimbursement rate for his use of the aircraft is $4,800 per hour, plus actual costs for landing fees, crew travel expenses, catering, and other out of pocket expenses, up to a maximum of $500,000 per year. Our Board of Directors approved this hourly reimbursement rate based upon a review of comparable chartered aircraft rates that showed that the reimbursement rate is at or below market rates for the charter of similar aircraft. In 2018, Mr. Skonnard used this aircraft for business-related travel services, and we reimbursed him approximately $197,008. Due to the fact that the $4,800 hourly rate paid for the use of the aircraft represents the actual operational costs incurred by Mr. Skonnard as owner of the aircraft, Mr. Skonnard does not profit from the use of the aircraft. Other executives and employees may accompany Mr. Skonnard from time to time at a reimbursement rate comparable to what a first-class ticket would cost on commercial flight for such travel.

Registration Rights Agreement
We are a party to an amended and restated registration rights agreement (the “Registration Rights Agreement”), with certain holders of our Class A common stock (and other securities convertible into or exchangeable or exercisable for shares of our Class A common stock).
Certain holders of our Class A common stock (and other securities convertible into or exchangeable or exercisable for shares of our Class A common stock) have the right to request that we register the sale of shares of Class A common stock to be sold by them on Form S-3 no more than once per calendar year (which may, at such holders’ request, be pursuant to shelf registration statements permitting sales of shares of Class A common stock into the market from time to time over an extended period).
Certain holders have the ability to exercise certain piggyback registration rights in respect of shares of Class A common stock (and other securities convertible into or exercisable for shares of our Class A common stock) to be sold by them in connection with registered offerings requested by certain other holders (if any) or initiated by us.

Executive and Director Compensation and Equity Awards
We have granted certain equity awards to our executive officers and certain of our directors. See the sections titled “Executive Compensation-Outstanding Equity Awards at Fiscal Year-End” and “Management-Non-Employee Director Compensation” for a description of these equity awards. We have also entered into a reimbursement arrangement with Aaron Skonnard relating to aircraft rates, as further described above in the section titled “Executive Compensation Arrangements-Aaron Skonnard Aircraft Reimbursement”.
Other than as described above under this section titled “Certain Relationships and Related Party Transactions,” since January 1, 2018, we have not entered into any transactions, nor are there any currently proposed transactions, between us and a related party where the amount involved exceeds, or would exceed, $120,000, and in which any related person had or will have a direct or indirect material interest. We believe the terms of the transactions described above were comparable to terms we could have obtained in arm’s-length dealings with unrelated third parties.
From time to time, we do business with other companies affiliated with certain holders of our capital stock. We believe that all such arrangements have been entered into in the ordinary course of business and have been conducted on an arm’s-length basis.

Limitation of Liability and Indemnification of Officers and Directors
Our amended and restated certificate of incorporation contains provisions that limit the liability of our directors for monetary damages to the fullest extent permitted by Delaware law. Consequently, our directors will not be personally liable to us or our stockholders for monetary damages for any breach of fiduciary duties as directors, except liability for the following:

•	any breach of their duty of loyalty to our company or our stockholders;

•	any act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;

•	unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the Delaware General Corporation Law; or

•	any transaction from which they derived an improper personal benefit.

Any amendment to, or repeal of, these provisions will not eliminate or reduce the effect of these provisions in respect of any act, omission or claim that occurred or arose prior to that amendment or repeal. If the Delaware General Corporation Law is amended to provide for further limitations on the personal liability of directors of corporations, then the personal liability of our directors will be further limited to the greatest extent permitted by the Delaware General Corporation Law.
In addition, our amended and restated bylaws provide that we will indemnify, to the fullest extent permitted by law, any person who is or was a party or is threatened to be made a party to any action, suit or proceeding by reason of the fact that he or she is or was one of our directors or officers or is or was serving at our request as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust or other enterprise. Our amended and restated bylaws provide that we may indemnify to the fullest extent permitted by law any person who is or was a party or is threatened to be made a party to any action, suit or proceeding by reason of the fact that he or she is or was one of our employees or agents. Our amended and restated bylaws also provide that we must advance expenses incurred by or on behalf of a director or officer in advance of the final disposition of any action or proceeding, subject to limited exceptions.
Further, we have entered into indemnification agreements with each of our directors and executive officers that may be broader than the specific indemnification provisions contained in the Delaware General Corporation Law. These indemnification agreements require us, among other things, to indemnify our directors and executive officers against liabilities that may arise by reason of their status or service. These indemnification agreements also require us to advance all expenses incurred by the directors and executive officers in investigating or defending any such action, suit or proceeding. We believe that these agreements are necessary to attract and retain qualified individuals to serve as directors and executive officers.
We have obtained insurance policies under which, subject to the limitations of the policies, coverage is provided to our directors and executive officers against loss arising from claims made by reason of breach of fiduciary duty or other wrongful acts as a director or executive officer, including claims relating to public securities matters, and to us with respect to payments that may be made by us to these directors and executive officers pursuant to our indemnification obligations or otherwise as a matter of law.
Certain of our non-employee directors may, through their relationships with their employers, be insured and/or indemnified against certain liabilities incurred in their capacity as members of our board of directors.

Service Arrangements
In the twelve months ended December 31, 2018, we incurred approximately $1,211,224 of expense for digital media and digital experience services provided by Adobe Systems, Inc. (“Adobe”). Brad Rencher, one of our directors, was Adobe’s Executive Vice President and General Manager, Digital Experience during the year ended December 31, 2018.
In the twelve months ended December 31, 2018, we incurred approximately $153,995 of expense for data analytics software provided by Alteryx, Inc. (“Alteryx”). Entities affiliated with Insight Venture Partners are the beneficial owners of more than 5% of our capital stock and hold more than 10% of the capital stock of Alteryx. Additionally, Ryan Hinkle, one of our directors, is a Managing Director of Insight Venture Management, LLC, an affiliate of Insight Venture Partners. Tim Maudlin, one of our directors and the chair of our Audit Committee, also serves as a director and the chair of the audit committee of the Alteryx board of directors.
In the twelve months ended December 31, 2018, we incurred approximately $152,117 of expense for customer success software provided by Gainsight, Inc. (“Gainsight”). Entities affiliated with Insight Venture Partners are the beneficial owners of more than 5% of our capital stock and hold more than 10% of the capital stock of Gainsight. Additionally, Ryan Hinkle, one of our directors, is a Managing Director of Insight Venture Management, LLC, an affiliate of Insight Venture Partners.
In the twelve months ended December 31, 2018, we incurred approximately $1,010,247 of expense for experience management software provided by Qualtrics, LLC (“Qualtrics”); in the same time period, we booked sales of our services in the amount of $315,000 to Qualtrics. Entities affiliated with Insight Venture Partners are the beneficial owners of more than 5% of our capital stock and hold more than 10% of the capital stock of Qualtrics. Additionally, Ryan Hinkle, one of our directors, is a Managing Director of Insight Venture Management, LLC, an affiliate of Insight Venture Partners.

Policies and Procedures for Related Party Transactions
Our Audit Committee has the primary responsibility for reviewing and approving or disapproving “related party transactions,” which are transactions between us and related persons in which the aggregate amount involved exceeds or may be expected to exceed $120,000 and in which a related person has or will have a direct or indirect material interest. Our Audit Committee has adopted a formal written policy providing that our Audit Committee is responsible for reviewing transactions between us and related persons provides that a related person is defined as a director, executive officer, nominee for director, or beneficial owner of greater than 5% of any class of our capital stock, or their respective affiliates and their immediate family members. Our Audit Committee charter provides that our Audit Committee shall review and approve or disapprove any related party transactions.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth the beneficial ownership of our capital stock as of January 31, 2019 by:

•each person, or group of affiliated persons, known to us to be the beneficial owner of more than 5% of our common stock;
•each of our named executive officers;
•each of our directors and nominees for director; and
•all executive officers and directors as a group.

Applicable percentage ownership is based on 137,488,519 shares of our common stock outstanding at January 31, 2019. Shares of common stock subject to options currently exercisable or exercisable within 60 days of January 31, 2019 which are subject to vesting conditions expected to occur within 60 days of January 31, 2019 are deemed to be outstanding and beneficially owned by the person holding the options for the purpose of computing the percentage of beneficial ownership of that person and any group of which that person is a member, but are not deemed outstanding for the purpose of computing the percentage of beneficial ownership for any other person. The table below represents shares beneficially owned before the offering described in our Registration Statement on Form S-1 (File No. 333-230057) filed with the SEC on March 4, 2019 and does not reflect any conversions or sales effected pursuant to such offering.

Unless otherwise indicated in the footnotes below, each stockholder named in the following table possesses sole voting and investment power over the shares listed. The information does not necessarily indicate beneficial ownership for any other purpose. Unless otherwise noted below, the address of each person listed on the table is c/o Pluralsight, Inc., 182 North Union Avenue, Farmington, Utah 84025.

	Shares Beneficially Owned						% of Total Voting Power #
	Class A		Class B†		Class C†
Name of Beneficial Owners	Shares	%	Shares	%	Shares	%
Named Executive Officers and Directors:
Aaron Skonnard(1)	841,883	1.3%	—	—	14,642,929	100.0%	54.7%
James Budge(2)	205,726	*	1,094,358	1.9%	—	—	*
Joe DiBartolomeo(3)	90,113	*	523,696	*	—	—	*
Gary Crittenden(4)	20,180	*	179,758	*	—	—	*
Scott Dorsey(5)	27,278	*	269,204	*	—	—	*
Arne Duncan(6)	38,295	*	363,008	*	—	—	*
Ryan Hinkle(7)	—	—	—	—	—	—	—
Leah Johnson(8)	—	—	—	—	—	—	—
Timothy Maudlin(9)	20,180	*	303,588	*	—	—	*
Frederick Onion(10)	2,612,400	3.9%	9,961,071	17.7%	—	—	4.7%
Bradley Rencher(11)	20,180	*	300,670	*	—	—	*
Bonita Stewart(12)	5,000	*	—	—	—	—	*
Karenann Terrell(13)	32,982	*	103,459	*	—	—	*
All executive officers and directors as a group (14 persons)(14)	3,978,712	5.9%	13,452,012	23.9%	14,642,949	100.0%	60.9%
Greater than 5% Stockholders:
Entities affiliated with Insight Venture Partners(15)	12,718,559	19.1%	31,927,903	56.8%	—	—	16.6%
Entities affiliated with ICONIQ Strategic Partners(16)	942,397	1.4%	6,935,535	12.3%	—	—	2.9%
Entities affiliated with Keith Sparkjoy(17)	6,048,280	9.1%	—	—	—	—	2.2%
Entities affiliated with Franklin Advisors, Inc.(18)	4,168,371	6.3%	—	—	—	—	1.5%
Entities affiliated with Crewe Advisors, LLC(19)	9,149,280	13.7%	—	—	—	—	3.4%
Entities affiliated with The Vanguard Group, Inc.(20)	3,235,076	4.9%	—	—	—	—	1.2%

†
The Class B common stock and Class C common stock are convertible at any time by the holder into shares of Class A common stock on a share-for-share basis, such that each holder of Class B common stock or Class C common stock, as applicable, beneficially owns an equivalent number of shares of Class A common stock.

#
Percentage total voting power represents voting power with respect to all shares of our Class A common stock, Class B common stock, and Class C common stock, as a single class. Each holder of Class C common stock is entitled to 10 votes per share of Class C common stock and each holder of Class A common stock and Class B common stock is entitled to one vote per share of Class A common stock or Class B common stock, as applicable, on all matters submitted to our stockholders for a vote. The Class A common stock, Class B common stock, and Class C common stock vote together as a single class on all matters submitted to a vote of our stockholders, except as may otherwise be required by law.

*	Represents beneficial ownership or voting power of less than one percent (1%) of the outstanding shares of our common stock.

(1)
Consists of (i) 449,827 shares of Class A common stock and 10,546,042 shares of Class C common stock held by Skonnard Consulting, Inc., of which Mr. Skonnard is an owner; (ii) 410,121 shares of Class C common stock held by Skonnard Family GRAT 2018, of which Mr. Skonnard is a trustee; (iii) 903,771 shares of Class C common stock held by Skonnard Family GRAT 2021, of which Mr. Skonnard is a co-trustee; (iv) 605,310 shares of Class C common stock held by True Nord Trust, of which Mr. Skonnard may be deemed to have voting and dispositive power; (v) 514 shares of Class A common stock held by Mr. Skonnard; (vi) 391,542 shares of Class A common stock subject to options held by Mr. Skonnard that are immediately exercisable within 60 days of the Beneficial Ownership Date; and (vii) 2,177,685 shares of Class C common stock held by Mr. Skonnard, of which 1,091,917 shares are unvested and subject to a right of repurchase in favor of the Company. Amounts exclude the grant of RSUs covering 80,058 shares of our Class A common stock in February 2019.

(2)
Consists of (i) 1,402 shares of Class A common stock held by Mr. Budge; (ii) 184,376 shares of Class A common stock subject to options held by Mr. Budge that are immediately exercisable within 60 days of the Beneficial Ownership Date; (iii) 19,948 shares of Class A common stock held by Mr. Budge underlying RSUs vesting within 60 days of the Beneficial Ownership Date; (iv) 33,091 shares of Class B common stock held by Budge Family Trust, of which Mr. Budge is a trustee; and (v) 1,061,267 shares of Class B common stock held by Mr. Budge, of which 597,807 shares are unvested and subject to a right of repurchase in favor of the Company. Amounts exclude the grant of RSUs covering 36,172 shares of our Class A common stock in February 2019.

(3)
Consists of (i) 1,643 shares of Class A common stock held by Mr. DiBartolomeo; (ii) 80,720 shares of Class A common stock subject to options held by Mr. DiBartolomeo that are immediately exercisable within 60 days of the Beneficial Ownership Date; (iii) 7,750 shares of Class A common stock held by Mr. DiBartolomeo underlying RSUs vesting within 60 days of the Beneficial Ownership Date; and (iv) 523,696 shares of Class B common stock held by Mr. DiBartolomeo, of which 163,655 shares are unvested and subject to a right of repurchase in favor of the Company. Amounts exclude the grant of RSUs covering 30,985 shares of our Class A common stock in February 2019.

(4)
Consists of (i) 20,180 shares of Class A common stock subject to options held by Mr. Crittenden that are immediately exercisable within 60 days of the Beneficial Ownership Date; (ii) 35,335 shares of Class B common stock held by Bear Mountain Ranch Asset Management, LLC, of which Mr. Crittenden is a managing member; and (iii) 144,423 shares of Class B common stock held by Mr. Crittenden that will be fully vested and no longer subject to a right of repurchase in favor of the Company within 60 days of the Beneficial Ownership Date.

(5)
Consists of (i) 27,278 shares of Class A common stock subject to options held by Mr. Dorsey that are immediately exercisable within 60 days of the Beneficial Ownership Date; (ii) 147,492 shares of Class B common stock held by AREO Ventures, LLC, of which Mr. Dorsey is a manager; and (iii) 121,712 shares of Class B common stock held by Mr. Dorsey, of which 50,714 shares are unvested and subject to a right of repurchase in favor of the Company.

(6)
Consists of (i) 38,295 shares of Class A common stock subject to options held by Mr. Duncan that are immediately exercisable within 60 days of the Beneficial Ownership Date and (ii) 363,008 shares of Class B common stock held by Mr. Duncan, of which 48,581 shares are unvested and subject to a right of repurchase in favor of the Company.

(7)
Mr. Hinkle is a Managing Director of Insight Venture Management, LLC, an entity affiliated with the Insight Shareholders described in footnote 15 below, but he does not hold voting or dispositive power over the shares held of record by the Insight Shareholders. See footnote 15 for more information regarding the Insight Shareholders.

(8)	Ms. Johnson joined our Board in October 2018 and holds no equity awards vesting within 60 days of the Beneficial Ownership Date.

(9)
Consists of (i) 20,180 shares of Class A common stock subject to options held by Mr. Maudlin that are immediately exercisable within 60 days of the Beneficial Ownership Date; (ii) 79,583 shares of Class B common stock held by Janice K. Maudlin Revocable Trust, of which Mr. Maudlin’s wife is a trustee; (iii) 79,582 shares of Class B common stock held by Timothy I. Maudlin Revocable Trust, of which Mr. Maudlin is a trustee; and (iii) 144,423 shares of Class B common stock held by Mr. Maudlin that will be fully vested and no longer subject to a right of repurchase in favor of the Company within 60 days of the Beneficial Ownership Date.

(10)
Consists of (i) 2,612,400 shares of Class A common stock and 9,919,847 shares of Class B common stock held by Onion Consulting, Inc., of which Mr. Onion is an owner; and (ii) 41,224 shares of Class B common stock held by Frederick A. Onion Revocable Trust, of which Mr. Onion is a co-trustee.

(11)
Consists of (i) 20,180 shares of Class A common stock subject to options held by Mr. Rencher that are immediately exercisable within 60 days of the Beneficial Ownership Date; (ii) 156,247 shares of Class B common stock held by Centerpine LLC, of which Mr. Rencher is a manager; and (iii) 144,423 shares of Class B common stock held by Mr. Rencher that will be fully vested and no longer subject to a right of repurchase in favor of the Company within 60 days of the Beneficial Ownership Date.

(12)
Consists of 5,000 shares of Class A common stock held by Bonita K Coleman Trust, of which Ms. Stewart is a trustee. Ms. Stewart joined our Board in October 2018 and holds no equity awards that vest within 60 days of the Beneficial Ownership Date.

(13)
Consists of (i) 32,982 shares of Class A common stock subject to options held by Ms. Terrell that are immediately exercisable within 60 days of the Beneficial Ownership Date and (ii) 103,459 shares of Class B common stock held by Ms. Terrell, of which 51,730 shares are unvested and subject to a right of repurchase in favor of the Company.

(14)
Consists of the following amounts held by all our executive officers and directors, as a group: (i) 3,072,475 shares of Class A common stock; (ii) 853,070 shares of Class A common stock underlying stock options that are immediately exercisable within 60 days of the Beneficial Ownership Date; (iii) 53,167 shares of Class A common stock underlying RSUs vesting within 60 days of the Beneficial Ownership Date; (iv) 13,452,012 shares of Class B common stock, of which 943,377 shares are unvested and subject to a right of repurchase in favor of the Company; (v) 14,642,929 shares of Class C common stock, of which 1,091,917 shares are unvested and subject to a right of repurchase in favor of the Company.

(15)
Consists of (i) 8,778,306 shares of Class A common stock held by Insight Venture Partners (Cayman) VII, L.P.; (ii) 1,261,465 shares of Class A common stock held by Insight Venture Partners (Delaware) VII, L.P.; and (iii) 2,678,788 shares of Class A common stock held by IVP CIF II (AIP B), L.P.; and (iv) 31,927,903 shares of Class B common stock held by IVP CIF II (PS Splitter), L.P. (collectively, the “Insight Shareholders”). The general partner of Insight Venture Partners VII, L.P., Insight Venture Partners (Cayman) VII, L.P., and Insight Venture Partners (Delaware) VII, L.P. is Insight Venture Associates VII, L.P. The general partner of Insight Venture Associates VII, L.P. is Insight Venture Associates VII, Ltd., the sole shareholder of which is Insight Holdings Group, LLC (“Insight Holdings”). The general partner of IVP CIF II (AIP A), L.P., IVP CIF II (AIP B), L.P., and IVP CIF II (PS Splitter), L.P. is Insight Venture Associates Coinvestment II, L.P. Insight Holdings is the general partner of Insight Venture Associates Coinvestment II, L.P. Each of Jeffrey L. Horing, Deven Parekh, Peter Sobiloff, Jeffrey Lieberman and Michael Triplett is a member of the board of managers of Insight Holdings and may be deemed to hold voting and dispositive power over the shares held of record by the Insight Shareholders. The foregoing is not an admission by Insight Venture Partners (Cayman) VII, L.P., Insight Venture Partners (Delaware) VII, L.P., Insight Venture Associates VII, L.P., Insight Venture Associates VII, Ltd., Insight Venture Associates Coinvestment II, L.P., or Insight Holdings that it is the beneficial owner of the shares held by the Insight Shareholders. The address for the foregoing entities is 1114 Avenue of the Americas, 36th Floor, New York, NY 10036.

(16)
Consists of (i) 3,754,873 shares of Class B common stock held by ISP Main Fund PS, LLC; (ii) 3,180,662 shares of Class B common stock held by Iconiq Strategic Partners Co-Invest, L.P.; and (iii) 942,397 shares of Class A common stock held by Iconiq Strategic Partners-B, L.P. The beneficial owner of Iconiq Strategic Partners Co-Invest, L.P., Iconiq Strategic Partners-B, L.P., Series PS, Iconiq Strategic Partners Co-Invest, L.P., Series PS, ISP Main Fund PS, LLC, and Iconiq Strategic Partners, L.P. is ICONIQ Strategic Partners GP, L.P. The general partners of ICONIQ Strategic Partners GP, L.P., are Divesh Makan, control person, and William Griffith, control person.

(17)
Consists of (i) 6,007,056 shares of Class A common stock held by Wyecliff Associates, Inc., of which Mr. Sparkjoy is an owner and (ii) 41,224 shares of Class A common stock held by Sparkjoy 2014 Revocable Trust, of which Mr. Sparkjoy is a trustee.

(18)
Consists of (i) 4,134,542 shares of Class A common stock held by Franklin Advisers, Inc.; (ii) 31,600 shares of Class A common stock held by Fiduciary Trust Company International; and (iii) 2,229 shares of Class A common stock held by Franklin Templeton Investments (Asia) Ltd. The address for the foregoing entities is One Franklin Parkway, San Mateo, CA 94403. For additional information, see the Schedule 13G filed by Franklin Resources, Inc. with the SEC on January 28, 2019.

(19)
Consists of 9,149,280 shares of Class A common stock held by Crewe Advisors, LLC. Crewe Advisors, LLC is a registered investment adviser and shares voting and dispositive power with its clients. The address for this entity is 136 E S Temple #2400, Salt Lake City, UT 84111. For additional information, see the Schedule 13G filed by Crewe Advisors, LLC with the SEC on January 31, 2019.

(20)
Consists of (i) 9,780 shares of Class A common stock held by Vanguard Fiduciary Trust Company (“VFTC”) and (ii) 3,225,296 shares of Class A common stock held by Vanguard Investments Australia, Ltd. (“VIA”). VFTC is a wholly-owned subsidiary of The Vanguard Group, Inc. (“The Vanguard Group”) and serves as investment manager of collective trust accounts. VIA is a wholly-owned subsidiary of The Vanguard Group and serves as investment manager of Australian investment offerings. The address for The Vanguard Group is 100 Vanguard Blvd, Malvern, PA 19355. For additional information, see the Schedule 13G filed by The Vanguard Group, Inc. with the SEC on February 11, 2019.

OTHER MATTERS

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our executive officers and directors, and persons who own more than 10% of a registered class of our equity securities, to file reports of ownership and changes of ownership on Forms 3, 4 and 5 with the SEC. Such directors, executive officers and 10% stockholders are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file.

SEC regulations require us to identify in this proxy statement anyone who filed a required report late during the most recent fiscal year. Based solely on our review of the copies of such forms we have received and written representations from certain reporting persons that they filed all required reports, we believe that all of our executive officers, directors and greater than 10% stockholders complied with all Section 16(a) filing requirements applicable to them with respect to transactions during our fiscal year ended December 31, 2018, except for the following Forms 3/A that were filed late with the SEC, James Budge, Nate Walkingshaw, and Joe DiBartolomeo, in each case to correct initial stock ownership to reflect RSU grants that were inadvertently excluded from each of their initial Form 3 filings, and Bonita Stewart to reflect indirect stock ownership that was inadvertently excluded from her initial Form 3 filing.

Fiscal Year 2018 Annual Report

Our financial statements for our fiscal year ended December 31, 2018 are included in our 2018 Annual Report, which we will make available to stockholders at the same time as this proxy statement. You may also obtain a copy of our 2018 Annual Report, including the financial statements and the financial statement schedules, free of charge, by sending a written request to our Investor Relations department at Pluralsight, Inc., 182 North Union Avenue, Farmington, Utah 84025, Attention: Investor Relations.

Company Website

We maintain a website at www.pluralsight.com. Information contained on, or that can be accessed through, our website is not intended to be incorporated by reference into this proxy statement, and references to our website address in this proxy statement are inactive textual references only.

Availability of Bylaws

A copy of our amended and restated bylaws may be obtained by accessing Pluralsight’s filings on the SEC’s website at www.sec.gov. You may also contact our corporate secretary at our principal executive offices for a copy of the relevant bylaw provisions regarding the requirements for making stockholder proposals and nominating director candidates.

STOCKHOLDER PROPOSAL DEADLINES FOR 2020 ANNUAL MEETING

Stockholder Proposals for Inclusion in Proxy Statement

Stockholders may present proper proposals for inclusion in our proxy statement and for consideration at the next annual meeting of stockholders by submitting their proposals in writing to our corporate secretary in a timely manner. For a stockholder proposal to be considered for inclusion in our proxy statement for our next annual meeting of stockholders, our corporate secretary must receive the written proposal at our principal executive offices not later than November 15, 2019. In addition, stockholder proposals must comply with the requirements of Rule 14a-8 under the Exchange Act regarding the inclusion of stockholder proposals in company-sponsored proxy materials. Proposals should be addressed to:

Pluralsight, Inc.
Attn: Corporate Secretary
182 North Union Avenue
Farmington, Utah 84025

Stockholder Proposals and Director Nominations Not for Inclusion in Proxy Statement

Our bylaws also establish an advance notice procedure for stockholders who wish to present a proposal before an annual meeting of stockholders, but do not intend for the proposal to be included in our proxy statement and for stockholders to nominate directors for election at an annual meeting of stockholders. In order to be properly brought before our 2020 annual meeting of stockholders, the stockholder must have given timely notice of such proposal or nomination, in proper written form. To be timely for our 2020 annual meeting of stockholders, a stockholder’s notice of a matter that the stockholder wishes to present, or the person or persons the stockholder wishes to nominate as a director, must be delivered to our corporate secretary at our principal executive offices:

•	not earlier than December 30, 2019, and

•	not later than the close of business on January 29, 2020.

In the event that we hold our 2020 annual meeting of stockholders more than 30 days before or more than 60 days after the one-year anniversary date of the 2019 annual meeting, then such written notice must be received no earlier than the close of business on the 120th day before the 2020 annual meeting and no later than the close of business on the later of the following two dates:

•	the 90th day prior to our 2020 annual meeting of stockholders, or

•	the 10th day following the day on which public announcement of the date of our 2020 annual meeting of stockholders is first made.

If a stockholder who has notified us of his, her or its intention to present a proposal at an annual meeting does not appear to present his, her or its proposal at such annual meeting, we are not required to present the proposal for a vote at such annual meeting. To be in proper written form, a stockholder’s notice must include the specified information concerning the proposal or nominee as described in our bylaws. Notices should be addressed to:

Pluralsight, Inc.
Attn: Corporate Secretary
192 North Union Avenue
Farmington, Utah 84025

For information on how to access our bylaws, please see the section entitled “Availability of Bylaws,” and for additional information regarding stockholder recommendations for director candidates, please see the section entitled “Board of Directors and Corporate Governance-Stockholder Recommendations for Nominations to our Board.”

*********

As of the date of this Proxy Statement we know of no other matters to be submitted at the Annual Meeting. If any other matters properly come before the Annual Meeting, the persons named in the proxy will have discretion to vote the shares of our common stock they represent in accordance with their own judgment on such matters. Discretionary authority with respect to such other matters is granted by a properly submitted proxy.

It is important that your shares be represented at the Annual Meeting, regardless of the number of shares that you hold. You are, therefore, urged to vote as promptly as possible to ensure your vote is recorded.

THE BOARD OF DIRECTORS

Farmington, Utah
March 14, 2019

ANNUAL MEETING OF PLURALSIGHT, INC.

Date: April 30, 2019
Time: 10:30 am MT
Place: 172 East Promontory, Suite 300, Farmington, Utah 84025

Please make your marks like this: [X] Use dark black pencil or pen only

The Board of Directors Recommends a Vote FOR each of the director nominees listed in proposal 1 and FOR proposal 2.

1: Election of Class I Directors

	For	Withhold	Directors Recommend
01 Gary Crittenden	☐	☐	For
02 Tim Maudlin	☐	☐	For
03 Brad Rencher	☐	☐	For

	For	Against	Abstain	Directors Recommend
2: To ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2019.	☐	☐	☐	For

Authorized Signatures - This section must be completed for your Instructions to be executed.

Please Sign Here ____________ Please Date Above ____________

Please Sign Here ____________ Please Date Above ____________

Please sign exactly as your name(s) appears on your stock certificate. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the proxy.

← Please separate carefully at the perforation and return just this portion in the envelope provided. ←

Annual Meeting of PLURALSIGHT, INC.
to be held on Tuesday, April 30, 2019
for Holders as of March 4, 2019

This proxy is being solicited on behalf of the Board of Directors

VOTE BY:

INTERNET

Go To
www.proxypush.com/PS
- Cast your vote online.
- View Meeting Documents.

OR

TELEPHONE

Call
855-666-8935
- Use any touch-tone telephone.
- **Have your Proxy Card/Voting Instruction Form ready.**
- Follow the simple recorded instructions.

OR

MAIL
- Mark, sign and date your Proxy Card/Voting Instruction Form.
- Detach your Proxy Card/Voting Instruction Form.
- Return your Proxy Card/Voting Instruction Form in the postage-paid envelope provided.

The undersigned hereby appoints James Budge and Matthew Forkner, and each or either of them, as the true and lawful attorneys of the undersigned, with full power of substitution and revocation, and authorizes them, and each of them, to vote all the shares of capital stock of Pluralsight, Inc. which the undersigned is entitled to vote at said meeting and any adjournment thereof upon the matters specified and upon such other matters as may be properly brought before the meeting or any adjournment thereof, conferring authority upon such true and lawful attorneys to vote in their discretion on such other matters as may properly come before the meeting and revoking any proxy heretofore given.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, SHARES WILL BE VOTED FOR THE ELECTION OF THE DIRECTORS IN ITEM 1 AND FOR THE PROPOSAL IN ITEM 2.

All votes for ESPP participants must be received by 5:00 P.M., Eastern Time, April 26, 2019.

PROXY TABULATOR FOR

PLURALSIGHT, INC.
P.O. BOX 8016
CARY, NC 27512-9903

→ Please separate carefully at the perforation and return just this portion in the envelope provided. →

Proxy — Pluralsight, Inc.
Annual Meeting of Stockholders
April 30, 2019, 10:30 am MT
This Proxy is Solicited on Behalf of the Board of Directors

The undersigned appoints James Budge and Matthew Forkner (the "Named Proxies") and each of them as proxies for the undersigned, with full power of substitution, to vote the shares of common stock of Pluralsight, Inc, a Delaware corporation ("the Company"), the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Company to be held at the 172 East Promontory, Suite 300, Farmington, Utah 84025, on Tuesday, April 30, 2019 at 10:30 am MT and all adjournments thereof.

The purpose of the Annual Meeting is to take action on the following:

This proxy, when properly executed, will be voted in the manner directed herein. If no direction is made, this proxy will be voted "FOR" all nominees for director and "FOR" each proposal. In their discretion, the Named Proxies are authorized to vote upon such other matters that may properly come before the Annual Meeting or any adjournment or postponement thereof.

You are encouraged to specify your choice by marking the appropriate box (SEE REVERSE SIDE) but you need not mark any box if you wish to vote in accordance with the Board of Directors' recommendation. The Named Proxies cannot vote your shares unless you sign and return this card.

To attend the meeting and vote your shares in person, please mark this box. ☐